EXHIBIT 2

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement ("Agreement") is dated as of the 24th day of April, 1998, by and among CH Medical, Inc., a Delaware corporation ("CH Medical"), CH Production, Inc., a Texas corporation ("CHP"), CH Administration, Inc., a Texas corporation ("CHA"), CH Industries, Inc., a Delaware corporation and the sole shareholder of CHA, CHP, and CH Medical ("CHI"), Charles E. Hasty, individually ("Hasty"), as the sole Shareholder of CHI, John A. Carbona, individually, as President of CH Medical ("Carbona" and, together with Hasty, the "Key Employees"), the direct and indirect subsidiaries of CH Medical listed on Exhibit A attached hereto (the "Subsidiaries" and, together with CHI, CHA, CHP and CH Medical, the "Sellers") and MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Sellers are primarily engaged in the business of designing, manufacturing, marketing, selling, renting and distributing specialty patient beds, overlays, mattress replacement systems, pressure relieving pads and surfaces and other therapeutic support surfaces (the "Business"); and

         WHEREAS, the Sellers and the Key Employees desire to sell, assign, and convey to the Buyer, and the Buyer desires to purchase from the Sellers and the Key Employees substantially all of the assets and rights of the Sellers used or associated with the Business, other than the Excluded Assets (as hereinafter defined), all upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                 SALE OF ASSETS

         1.01 Sale of Assets. Subject to the terms, provisions, and conditions of this Agreement:

              (a) Sellers' Assets. The Buyer agrees to purchase and accept delivery of, and the Sellers hereby agree to transfer, sell, assign, convey, and deliver to the Buyer on the Closing Date (as hereinafter defined), free and clear of all Liens of every kind, nature and description, except for the Permitted Exceptions, substantially all of the Sellers' business, properties, assets, goodwill and rights of every nature, kind, and description, real and personal, tangible and intangible, wheresoever located and whether or not any of such assets have any stated value for accounting purposes or are carried or reflected on the books and records of the Sellers and relating to the Business (except for the Excluded Assets), including, without limitation, all of Sellers' rights, title and interest in and to the following as the same exist on the date hereof:

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                  (i) all of Sellers' machinery, tools, manufacturing equipment, rental equipment, motor vehicles, rolling stock, office furniture, fixtures, inventory, including all warehoused inventory and inventory covered by purchase orders, spare parts, supplies, packaging materials, raw materials, work-in-progress, finished products, and other tangible personal property used in or held for use in connection with the ownership or operation of the Business whether owned or leased (the "Fixed Assets");

                  (ii) all rights in and to (a) contracts, agreements and instruments relating to the manufacturing, selling and renting of any assets, services, properties, materials or products (including all customer contracts),
(b) orders, contracts, supply agreements and other agreements relating to the purchase of any assets, services, properties, materials or products and (c) all other contracts, agreements and instruments relating to, or otherwise material to the conduct of, the Business all as set forth and described with more particularity on Exhibit B-1 attached hereto (the "Contracts");

                  (iii) all rights in and to the leases and rental agreements for Sellers' specialized therapy support mattress systems set forth and described with more particularity on Exhibit B-2 attached hereto (the "Personal Property Leases") and all rights under all the real property leases and rental arrangements of the Sellers listed on Exhibit B-3 attached hereto, including any deposits under such agreements (the "Real Property Leases"), for the properties described therein;

                  (iv) (a) all patents, patent applications, copyrights, copyright registrations and copyright registration applications and all rights thereto, (b) all registered and unregistered trademarks, trade names, service marks, designs, logotypes and trade dress, trademark and service mark registrations and applications for trademark and service mark registrations, together with all rights related thereto, (c) all patent, trademark, service mark, trade name, copyright, know-how and other intangible or proprietary rights granted to Sellers or the Key Employees by third parties under licensing or other agreements, (d) all know-how, proprietary information, inventions, technologies, designs, technical data, production methods, trade and business secrets, engineering data, models, prototypes, drawings, diagrams, bills of material, manuals and other information, (e) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, (f) all computer hardware and software whether internally developed, purchased, or licensed, (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), and (i) all rights of action arising from the items listed in clauses (a) through (h) above, including but not limited to, all claims by reason of, and the right to collect damages for, the past, present or future infringement, dilution or misappropriation thereof ((a) through (i) collectively, the "Intellectual Property"), including but not limited to, the Intellectual Property set forth on Exhibit C;

                  (v) accounts receivable, notes receivable and other amounts payable to the Sellers (the "Receivables");

                  (vi) Sellers' past and present customer and supplier lists, and related files, records, manuals, documents, books of account, correspondence, sales and credit reports, literature,

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brochures, advertising material, phone numbers, permits, research and files of all kind and nature relating to the Business (collectively, the "Records");

                  (vii) all non-competition, confidentiality and non-disclosure agreements and covenants between the Sellers and any of their competitors, officers, employees and agents or third parties (collectively, the "Non-Disclosure Agreements") set forth on Exhibit D attached hereto;

                  (viii) products to be manufactured, sold or distributed under research or development by the Sellers prior to the Closing Date;

                  (ix) guarantees, warranties, indemnities and similar rights with respect to any and all of the Acquired Assets and all related claims, credits, rights of recovery and set off;

                  (x) intellectual property and other rights to products conceived or otherwise under research or development by the Sellers prior to the Closing Date;

                  (xi) all provider or participation agreements between Sellers and non-governmental parties all as set forth on Schedule 1.01(a)(xi);

                  (xii) all consents, licenses, permits, certifications and approvals granted by any governmental, quasi-governmental or non-governmental third party which may be assigned, except for such items set forth on Schedule 1.02(r).

                  (xiii) all rights to insurance proceeds relating to the damage, destruction or impairment of assets or other rights described in this
Section 1.01, which damage, destruction or impairment occurred on or prior to the Closing Date;

                  (xiv) all security and other deposits relating to the Business held in Seller's accounts;

                  (xv) all rights, claims or causes of action against third parties relating to the assets, properties, business or operation of the Business, except as set forth on Schedule 2.08 and Exhibit F;

                  (xvi) the goodwill of the Sellers related to the Business;

                  (xvii) cash received by Sellers after the Closing Date with respect to accounts receivables acquired by Buyer hereunder;

                  (xviii) those assets of CHA listed on Schedule 1.01(a)(xviii) attached hereto, and

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                  (xix) all other assets of the Sellers that are used or held for use in connection with the ownership or operation of the Business. The assets being sold and purchased hereunder are hereinafter collectively referred to as the "Sellers' Assets."

              (b) Asset Turnover Procedure. Not later than five (5) days prior to the Closing Date, the Buyer and the Sellers will agree upon the methods and procedures to be used to take a physical inventory as of the Closing Date of the tangible assets described in Section 1.01 above.

              (c) Key Employees' Assets. The Buyer agrees to purchase and accept delivery of, and the Key Employees hereby agree to transfer, sell, assign, convey and deliver to the Buyer on the Closing Date, all right, title and interest in and to certain intellectual property owned by the Key Employees pursuant to the Intellectual Properties Agreement attached hereto as Exhibit E which intellectual properties are hereinafter collectively referred to as "Key Employees' Assets."

              (d) The Sellers' Assets and Key Employees' Assets are collectively referred to herein as the "Acquired Assets."

              (e) The Acquired Assets shall be conveyed directly to Buyer.

         1.02 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Buyer shall not acquire, and the Sellers and Key Employees, as the case may be, shall retain, all properties, assets and rights other than the Acquired Assets (which are sometimes referred to collectively in this Agreement as the "Excluded Assets"). In particular, each of the following specific properties, assets and rights of the Sellers' and the Key Employees shall be an Excluded Asset:

              (a) The assets described on Exhibit F attached hereto;

              (b) Humanetics II of Texas, Inc., Humanetics II, Inc. (Delaware), Humanetics II, LTD, which are engaged in the metal fabrication business (collectively the "Fabrication Business") and tangible and intangible assets of the Fabrication Business owned by them, including, without limitation, all machinery, equipment, inventory, accounts receivable, contracts, leases, licenses, permits, patents, trademarks, trade names, logos, customer lists, customer contracts and business records of the Fabrication Business;

              (c) C.H. Administration, Inc. and all of its tangible and intangible assets including without limitation, the real property and improvements located at 1735 I-35E, Carrollton, Texas (the "1735 Facility") except for those assets specifically listed on Schedule 1.01(a)(xviii);

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              (d) CH Realty, II, Ltd and all of its tangible and intangible assets including without limitation, the real property and improvements located at 1700 Columbian Club Drive, Carrollton, Texas, (the "1700 Facility");

              (e) CH Realty, Ltd and all of its tangible and intangible assets including without limitation, the real property and improvements located at 1201 I-35E, Carrollton, Texas (the "1201 Facility").

              (f) CH Leasing, II, Ltd, CH Leasing, Ltd, CH Leasing Management Corporation, Inc. and all tangible and intangible assets of such entities including, without limitation, the equipment located at Vic's Shop (as hereinafter defined) as set forth on Schedule 1.02(f).

              (g) All other legal entities in which Hasty is an owner, stockholder, partner, member or principal and which are not listed as a Seller herein or listed above in this Section 1.02, and all tangible and intangible assets of such entities except for those assets which are used or held for use in the Business;

              (h) All sums owing by James Hasty to the Sellers, whether or not evidenced by promissory notes currently estimated to be in the aggregate principal amount of $126,000;

              (i) Any cash, other than cash to be paid to Buyer pursuant to
Section 1.01(a)(xvii), in any bank or other accounts owned by or held for the Sellers, and cash equivalents such as marketable securities;

              (j) All intercompany notes and accounts receivables between the Sellers, CHI, Hasty and any affiliates of the parties (collectively, the "Intercompany Receivables");

              (k) All notes and accounts receivables between the Sellers and any employee of the Sellers listed on Schedule 1.02(k) attached hereto;

              (l) All intellectual property and other rights to products conceived by the Sellers or the Key Employees after the Closing Date or research and development commenced by the Sellers or Key Employees after the Closing Date and all trademarks, tradenames, patents, trade secrets, patent applications, patents pending, know how and licenses from third parties which are not used, or held for use or reasonably expected at the Closing Date to be used in connection with the ownership or operation of the Business or described in the Intellectual Properties Agreement;

              (m) Any tax refunds due the Sellers relating to Taxes (as hereinafter defined);

              (n) Any reimbursement for, or other benefit associated with, prepaid insurance;

              (o) Those claims, in the estimated amounts, listed on Exhibit F as set forth in Section 1.02(a);

              (p) All insurance policies and proceeds on the life of Hasty;

              (q) Records to be retained by the Sellers under Section 1.14 below;

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              (r) All provider or participation agreements between the Sellers and any governmental party and provider numbers relating to Medicare or Medicaid to which the Sellers are a party and set forth on Schedule 1.02(r);

              (s) All rights in and to the leases and rental agreements for Sellers' specialized therapy support mattress systems set forth and described with more particularity on Schedule 1.02(s) attached hereto (the "Excluded Agreements"); and

              (t) All rights, claims or causes of action against third parties relating to the assets, properties, business or operation of the Business set out with more particularity on Schedule 2.08.

         1.03 Assumed Liabilities. Subject to the terms and conditions contained in this Agreement, at and as of the Closing Date, the Buyer shall assume and agree to pay, perform, and discharge the following, but only the following, liabilities and obligations of the Sellers and only to the extent set forth herein (the "Assumed Liabilities"):

              (a) All payment and performance liabilities and obligations arising under the Contracts included in the Acquired Assets, only to the extent such liability or obligation relates to any period from and after the Closing Date.

              (b) All payment and performance liabilities and obligations arising under the Personal Property Leases and Real Property Leases included in the Acquired Assets, only to the extent such liability or obligation arose and relates to any period from and after the Closing Date. The Sellers shall use their commercially reasonable efforts to obtain the consents of the lessors and landlords to the assignment and assumption of the Real Property Leases and to cause the Sellers and Key Employees to be released as lessees and/or guarantors from all of the Real Property Leases and Personal Property Leases which are so guaranteed. In the event Sellers cannot obtain the required consents from lessors and landlords or the release of Sellers and Key Employees from the Real Property Leases and any guaranties thereof prior to Closing, the Sellers and the Buyer shall have the continuing obligation after the Closing to use their commercially reasonable efforts to endeavor to obtain all necessary consents (provided that neither the Sellers nor the Buyer shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party) and if such consents or releases are not obtained, and if requested in writing by the Buyer then the Sellers and the Key Employees shall exercise reasonable efforts to provide to the Buyer an arrangement, which the Buyer reasonably shall desire, designed to provide for the Buyer the benefits and obligations thereof in some other manner and without reduction in the Purchase Price (as hereinafter defined).

              (c) (i) Any contractual obligation, pertaining to products sold in connection with executed or unexecuted contracts disclosed to the Buyer in an exhibit or schedule to this Agreement (whether or not assumed by Buyer), to accept return of products sold or delivered to any third party by the Sellers prior to the Closing Date, (ii) any contractual obligation, pertaining to products sold in connection with executed or unexecuted contracts disclosed to the Buyer in an exhibit or schedule

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to this Agreement (whether or not assumed by Buyer), to honor any express product warranty disclosed in contracts or dealer agreements identified in an exhibit or schedule to this Agreement and, (iii) any standard product warranty disclosed to the Buyer in an exhibit or schedule to this Agreement in respect of any products sold, including any credits given therefor (Clauses (i), (ii) and (iii) above are collectively referred to as the "Warranty Claims"); provided, however, that the Buyer's obligation to assume such warranty-related obligations is conditioned upon the Buyer being fully reimbursed for any such returned products by the Sellers to the extent of the lesser of the reasonable repair cost of the returned products or the replacement cost less the salvage value (if any) of the returned products and provided, further, that (i) Buyer shall be under no greater obligation than Sellers would have been for such Warranty Claims and (ii) the Sellers shall be liable to the Buyer for any Warranty Claim only to the extent that the aggregate amount of such Warranty Claims exceeds Fifteen Thousand ($15,000.00) Dollars, and such obligation of the Sellers shall terminate one (1) year after the Closing Date.

              (d) All repair and/or replacement obligations expressly set forth in contracts or agreements or otherwise disclosed in schedules or exhibits hereto related to specialized support therapy mattress systems of Sellers which are included in the Acquired Assets and rented to third parties as of the Closing Date pursuant to Contracts or other agreements disclosed in schedules or exhibits hereto, without reduction in the Purchase Price or reimbursement to Buyer of any cost or expense related thereto.

              (e) All liabilities and obligations relating to employee matters accruing from and after the Closing Date for only those employees of the Sellers that are hired by the Buyer, including all medical, health, pension, worker's compensation, severance, vacation pay, deferred compensation, bonus and other employee benefit plans or arrangements attributable to such post-closing period.

         1.04 Proration of Certain Expenses. Water and other utility charges, fuel, lease and rental payments, payroll, personal property taxes and other similar expenses that were prepaid and for which Buyer shall receive the benefit of after Closing in respect of the Acquired Assets and the Business shall be prorated on a daily basis as of the Closing Date. As between Sellers and Buyer, such expenses relating to the period prior to the Closing Date shall be allocated to and be the obligations of the Sellers and such expenses relating to the period including and subsequent to the Closing Date shall be allocated and be the obligations of the Buyer. The net amount payable either to the Buyer by the Sellers or to the Sellers by the Buyer as a result of such proration shall be determined within sixty (60) days of the Closing Date and shall be paid promptly (and in no event later than ten (10) days following such determination) without set-off or counterclaim.

         1.05 Lease of Facilities; Supply Agreement. At the Closing, the Buyer will rent the 1201 Facility as follows:

              (a) Hasty, as the sole owner of CH Leasing Management, Inc. ("CH Management"), will cause CH Realty, Ltd. to rent to the Buyer, and the Buyer will rent from CH Realty, the 1201 Facility, pursuant to the terms of the rental agreement in the form and containing

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the terms and conditions set forth in Exhibit "N" attached hereto (the "1201
Rental Agreement"). On or before the Closing Date, Hasty will cause CH Realty to use commercially reasonable efforts to obtain Compass Bank's consent to the 1201 Rental Agreement and non-disturbance agreement with respect to the Buyer's possession of the 1201 Facility pursuant to the 1201 Rental Agreement.

              (b) Hasty, as the sole owner of CH Leasing Management Corporation, Inc., will cause CH Leasing, Ltd to enter into a supply agreement (the "Supply Agreement") with the Buyer for the manufacture of products currently produced at Vic's Shop (as defined below), such agreement to include the terms and conditions set forth in Exhibit 1.05(b) hereto.

         1.06 Purchase Price; Payment. As consideration for the transfer, sale, assignment, conveyance and delivery to the Buyer of the Acquired Assets and the Non-Competition Agreements described in Section 1.08 (the "Non-Competition Agreements") and subject to the adjustments provided for herein and the conditions to the Closing (as hereinafter defined) set forth in Article VII hereof, at the Closing the Buyer shall assume the Assumed Liabilities and pay to the Sellers and the Key Employees the following consideration (the cash portion of the consideration described below is hereinafter collectively referred to as the "Purchase Price"):

              (a) Closing Payment. At the Closing,

                  (i) to the Key Employees the amount shown on Schedule 1.06(a) as item (i), in cash by wire transfer of immediately available funds to an account designated by the Key Employees in exchange for execution and delivery of the Intellectual Properties Agreement.

                  (ii) to the Key Employees the amount shown on Schedule 1.06(a) as item (ii), in cash by wire transfer of immediately available funds to an account designated by the Key Employees in exchange for execution and delivery of the Non-Competition Agreements.

                  (iii) to the Sellers the amount shown on Schedule 1.06(a) as item (iii), in cash by wire transfer of immediately available funds to an account designated by the Sellers in exchange for the Sellers' Assets and Seller's Non-Competition Agreement.

                  (iv) to Nations Bank of Texas, N.A., as escrow agent (the "Escrow Agent"), an amount equal to $2,500,000 (the "Escrow Amount") and allocated as shown on Schedule 1.06(a) as item (iv). The Escrow Amount shall be maintained by the Escrow Agent pursuant to the terms of the Escrow Agreement in substantially the form of Exhibit G attached hereto (the "Escrow Agreement") by and among the Buyer, the Sellers, the Key Employees and the Escrow Agent.

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              (b) Adjustments to Closing Payment.

                  (i) As soon as practicable following the Closing but in no event later than ninety (90) days following the Closing Date, the Buyer shall prepare as of the Closing Date and deliver to Sellers and Key Employees by one of the methods provided in Section 9.01, a Consolidated Statement of Net Assets of the Sellers (the "Closing Statement"). The Closing Statement shall be prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent with the Sellers' accounting methods used in preparing the audited consolidated August 31, 1997 Financial Statements of the Sellers and consistent with the method set forth in Section 1.06(b)(ii) below. The Sellers and the Key Employees shall cooperate with the Buyer in the preparation of, and, to the extent necessary, provide the Buyer access to the information reasonably necessary to prepare, the Closing Statement.

                  (ii) On the basis of the Closing Statement subject, however, to the rights of the Buyer, the Sellers and the Key Employees as provided in Sections 1.06(b)(iii) and (iv), Sellers and the Key Employees shall pay to the Buyer the amount, if any, by which the difference between the amount of Net Assets reflected on the Closing Statement (adding back thereto any liabilities reflected thereon that are not Assumed Liabilities and adding back all accumulated depreciation of the Net Assets reflected thereon, and subtracting therefrom any assets that are not Acquired Assets) is less than $23,623,192 (the "Adjustment Amount") together with accrued interest on the Adjustment Amount from the Closing Date until the date preceding the date of payment of such amount in full at an annual rate equal to the lesser of 12% or the maximum rate allowed by applicable law. The $23,623,192 amount is referred to herein as the "Benchmark." The method of calculating the Benchmark utilizing the August 31, 1997 financial statement is attached as Schedule 1.06(b). The preparation and calculation of the Closing Statement shall be consistent with this method. The Sellers and the Key Employees shall pay the Adjustment Amount to the Buyer within the time period set forth in Section 1.06(b)(iv). The Closing Statement shall include a $15,000 reserve for Warranty Claims as described in Section 1.03(c). If prior to the Closing Date, there is damage, destruction or impairment of assets or other rights described in Section 1.01 above, which reduces the amount of Net Assets reflected on the Closing Statement and as a result causes a reduction in the Purchase Price pursuant to Section 1.06(b), then the insurance proceeds, if any, relating to such damage, destruction or impairment shall be paid to Sellers to the extent of such reduction in the Purchase Price.

                  (iii) Within twenty (20) business days after the Buyer's delivery of the Closing Statement, the Sellers and the Key Employees may deliver a written notice (a "Balance Sheet Protest Notice") to the Buyer of any objections, and the basis therefor in reasonable detail, which the Sellers and the Key Employees may have to the Closing Statement and the Adjustment Amount. The Buyer shall cooperate with the Sellers and the Key Employees in their review of the Closing Statement and the Adjustment Amount and the Buyer shall provide the Sellers and the Key Employees with such information and access to such records as the Sellers and the Key Employees reasonably request in connection with the review of the Closing Statement and the Adjustment Amount by the Sellers and the Key Employees, their agents or their professional advisors. The failure of the Sellers and the Key Employees to deliver a Balance Sheet Protest Notice within the prescribed time period will constitute

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the acceptance by the Sellers' and the Key Employees of the Closing Statement
and the Adjustment Amount as delivered by the Buyer. During the twenty (20) business days following the Buyer's receipt of a Balance Sheet Protest Notice, the Buyer, the Sellers and the Key Employees shall attempt to resolve any disagreement with respect to the Closing Statement and the Adjustment Amount and the accuracy thereof. If at the end of the period specified in the immediately preceding sentence, the Buyer, the Sellers and the Key Employees shall have failed to resolve the disagreement specified in such Balance Sheet Protest Notice, the items in dispute shall be referred to an independent "Big 6" accounting firm as may be agreed to by the parties and with which the parties have not had a business relationship during the five year period preceding the Closing Date (the "Adjustment Arbitrator"), for determination within forty-five
(45) days of the date of said appointment. In preparing the Closing Statement, the Adjustment Arbitrator shall use accounting methods consistent with the historical methods utilized by the Sellers and further consistent with the methods used by the Sellers in preparing the August 31, 1997 balance sheet. The fees and expenses of the Adjustment Arbitrator shall be paid equally by the Buyer, on the one hand, and the Sellers and the Key Employees, on the other. The decision of the Adjustment Arbitrator will be final and binding on the parties for the sole purpose of the Closing Statement.

                  (iv) The Sellers, the Key Employees and the Buyer agree that within fifteen (15) business days after the final determination of the Closing Statement and the Adjustment Amount as provided in this Section 1.06(b) (because no Balance Sheet Protest Notice is delivered or upon receipt of the Adjustment Arbitrator's final determination), the Sellers and the Key Employees shall pay to the Buyer the Adjustment Amount together with accrued interest as provided in
Section 1.06(b)(ii) and (iii). In the event that the Sellers and the Key Employees fail to pay such amount when due, Buyer shall be paid such amount by a distribution from the Escrow Amount together with accrued interest up to the day preceding the date of payment of such amount at an annual rate equal to the lesser of 12% or the maximum rate allowed by applicable law.

         1.07 Excluded Liabilities.

              Except for the Assumed Liabilities as specifically set forth in
Section 1.03, the Buyer does not and shall not assume or agree to assume, and shall not acquire or take over, any liabilities and obligations of the Sellers and the Key Employees of any nature, direct, contingent or otherwise including, without limitation, the following (the "Excluded Liabilities"):

              (i) any liabilities or obligations of Sellers or the Key Employees including any liability or obligation directly or indirectly arising out of or relating to the operation of the Business or ownership of the Acquired Assets prior to the Effective Time (as defined below), whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise,

              (ii) any amounts due to the Sellers' employees that are earned or accrued up to the Effective Time including, without limitation, accrued payroll, salary, commissions, expenses, vacation and sick pay, bonuses, medical, health, pension, worker's compensation, deferred compensation,

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severance and other benefits relating to their employment and (other than any obligation of Buyer arising under Sections 5.02(a), (b) and (c)) any future amounts due to the Sellers' employees who are not hired by Buyer,

              (iii) any taxes arising in connection with the transaction contemplated herein including, without limitation, income, sales, and transfer taxes, except as otherwise provided in Section 1.13, and, except for taxes owed by the Buyer as a result of its use and operation of the Assets from and after the Effective Time, any income taxes (other than income taxes based upon or measured by the Buyer's net income) or charges or imposts of any kind relating to or arising out of the transaction contemplated by this Agreement.

              (iv) except as provided in Section 1.03(c) as it relates to customers, any obligation or liability to any present or former customer or supplier of the Sellers or the Key Employees that arose prior to the Effective Time,

              (v) any obligation or liability of the Sellers or the Key Employees with respect to product liability claims on account of personal injury arising out of any injury caused by any product sold or rented by the Sellers prior to the Effective Time,

              (vi) except as provided in Sections 1.03(c) and (d), any obligation or liability of the Sellers with respect to any warranty claims involving any of the products manufactured, marketed, sold, or distributed by the Sellers prior to the Effective Time,

              (vii) except as provided in Sections 1.03(c) and (d), any liability or obligation or related expense arising out of, pursuant to, or in connection with any claim, suit, action, arbitration, audit, hearing, investigation or litigation (whether civil, criminal, administrative, investigative, or informal, at law or in equity) (each a "Claim" and collectively, "Claims") involving the Sellers or the Key Employees or any employee of the Sellers or any products manufactured, marketed, sold, rented or distributed on or prior to the Effective Time or any services provided or failed to be provided on or before the Effective Time, regardless of whether any such Claim is made, brought or commenced prior to or after the Effective Time,

              (viii) any obligation or liability of the Sellers or the Key Employees that is incurred or arises after the Effective Time, except for the Assumed Liabilities,

              (ix) any obligation of the Sellers or the Key Employees for state, local, foreign or federal Taxes including, without limitation, any obligation for franchise, property, sales, unitary business, capital stock or income taxes (including, without limitation, deferred taxes),

              (x) any liabilities of the Sellers under any Environmental Law (as hereinafter defined) attributable to any conditions or activities prior to the Effective Time,

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              (xi) any liabilities of the Sellers and the Key Employees with respect to any distribution or similar agreements (collectively, the "Distribution Agreements") arising prior to the Effective Time,

              (xii) any liabilities or obligations of Sellers or the Key Employees, contingent or otherwise, for any indebtedness of Sellers,

              (xiii) any obligations of Sellers or the Key Employees for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, all attorneys and accountants fees and all brokers or finders fees or commissions payable by Sellers or the Key Employees,

              (xiv) any liability or obligation of Sellers or the Key Employees to any of the legal entities identified in Section 1.02(b), (c), (d), (e), (f),
(g) and (h) and to any party under common control with, or controlled by the Sellers,

              (xv) any liability or obligation of Sellers or the Key Employees existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Sellers' or the Key Employees' representations, warranties, covenants or agreements contained in this Agreement,

              (xvi) any obligation or liabilities of Sellers to indemnify any of their officers, directors, employees or agents,

              (xvii) any liability or obligation in respect of the Fabrication Business or the Excluded Assets,

              (xviii) any liability or obligation on the Closing Statement and not expressly assumed by the Buyer pursuant to Section 1.03 hereof; and

              (xvix) except for the Assumed Liabilities, any obligation or liability arising under any contract, instrument or agreement (1) that is not transferred to Buyer as part of the Acquired Assets, or (2) that is not transferred to Buyer because of Sellers' failure or inability to obtain any third party consent required for the transfer or assignment of such contract or agreement to Buyer, or (3) that relates to any breach or default (or an event which might, with the passing of time or the giving of notice, or both, constitute a default) under any contract, instrument or agreement or to any services to be provided by Sellers under any such contract, instrument or agreement arising out of or relating to periods prior to the Effective Time, or
(4) for which Sellers received payment prior to the Effective Time.

         1.08 Non-Competition Agreements. At the Closing, the Key Employees and the Buyer shall execute and deliver Non-Competition Agreements (the "Non-Competition Agreements") in substantially the forms attached hereto as Exhibits I-1 and I-2.

         1.09 Closing; Effective Time. Provided all of the conditions to the Closing of Buyer, Sellers and Key Employees have been satisfied or waived, the consummation of the transactions provided for in this Agreement (the "Closing") shall take place at 10:00 A.M., local time within eight (8) days after the closing of the proposed merger between MEDIQ Incorporated and a newly incorporated subsidiary of Bruckman, Rosser, Sherrill & Co., LLP (the "BRS Transaction"), but in any event not later than the Outside Termination Date (as defined in Section 9.14(a)(iv). The closing shall occur at the offices of Ginsberg and Brusilow, P.C., 14785 Preston Road, Suite 750, Dallas, Texas 75240, or such other place, time, and date as the parties may mutually agree. The date, as thus determined, on which the Closing is to take place is referred to herein as the "Closing Date." The transactions hereunder shall be effective as of 12:01 a.m., eastern time, on the Closing Date or such other time and date as the parties may mutually agree. The time and date, as thus determined, on which the transactions hereunder shall be effective is referred to herein as the "Effective Time."

         1.10 Conveyance and Transfer. The Sellers and the Key Employees hereby agree that, at the Closing, they shall deliver to the Buyer the Bill of Sale, Assignment, and Assumption Agreements in substantially the forms of Exhibits J-1 and J-2, respectively, attached hereto and all other bills of sale, endorsements, assignments, releases, and other good and sufficient instruments of transfer, assignment, and conveyance, in form satisfactory to the Buyer, Sellers and their counsel, as shall be effective to convey to the Buyer good, indefeasible, and marketable title in and to all of the Acquired Assets free and clear of all Liens, other than Permitted Exceptions, and all other documents and instruments required to be delivered by the Sellers and the Key Employees reasonably necessary to this Agreement. Simultaneously with such delivery, the Sellers and the Key Employees will take all steps reasonably necessary to put the Buyer in actual possession of the Acquired Assets.

         1.11 Further Assurances. The Sellers and the Key Employees hereby agree that, from time to time, at the Buyer's request and without further consideration, they will execute and deliver to the Buyer such other and further instruments of conveyance, assignment and transfer and take such other action as the Buyer may reasonably require to effectuate the transactions contemplated by this Agreement.

         1.12 Allocation of Purchase Price. The aggregate consideration received by the Sellers and the Key Employees pursuant to this Agreement shall be allocated for Federal and state income tax purposes among the Assets and the Non-Competition Agreements as set forth in Schedule 1.06(a). The parties hereto covenant and agree with each other that this allocation was arrived at by arm's length negotiation and that none of them will take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any manner inconsistent with the terms of this Section 1.12 without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, the parties are not obligated to report the allocation consistent with each other for financial accounting purposes and the Buyer may use a different allocation for its financial accounting purposes.

         1.13 Transfer Taxes. Each of the Buyer and Sellers shall be responsible for one half of the total sales, transfer, and use taxes arising out of the sale, transfer, and assignment of the Acquired Assets.

         1.14 Books and Records. Subject to the terms and conditions hereof, on or before the Closing Date, the Sellers and the Key Employees shall deliver to the Buyer original copies of all written contracts, books, records, copies of employee files for employees hired by Buyer, and other data of the Sellers and the Key Employees relating to or included in the Acquired Assets or the Business acquired, but excluding without limitation, records required to be maintained by the Food and Drug Administration (copies of which will be supplied to the Buyer as reasonably requested), corporate books and records the originals of which the Sellers are required to maintain under applicable laws (copies of which will be supplied to the Buyer as reasonably requested), and all of the Sellers' tax and financial records (copies of which will be supplied to Buyer). Such contracts, books, records, employee files and other data shall be open for inspection following reasonable notice and copying by the Sellers at any time during regular business hours for a period of five (5) years from the Effective Time unless the Buyer disposes of all such books and records as provided herein prior to such time. Subject to its document retention plan, the Buyer agrees to maintain all such books and records in a prudent custodial manner as necessary to insure that such records are preserved in the existing state. All such books and records shall be maintained at Buyers' principal place of business in Pennsauken, New Jersey subject to its document retention plan. In the event the Buyer or the Sellers shall decide to destroy any of the foregoing books and records in conformance with its document retention plan, each party shall first provide to the other (i) notice of its intention to take such action and (ii) the opportunity for such other party to obtain and maintain such books and records at its or their place of business.

         1.15 Personal Property Taxes. The Sellers and the Key Employees shall be responsible for all personal property taxes relating to the Acquired Assets for all periods prior to the Effective Time and shall promptly reimburse the Buyer for any payments made by the Buyer with respect to such taxes.

         1.16 Accrued Vacation and Sick Pay. At the Closing, the Sellers shall provide a schedule to the Buyer which schedule is discussed further in Article V, detailing the accrued vacation and sick pay owed to each of the Sellers' employees up to the Closing Date and Sellers shall cause a reduction in the Purchase Price set forth in Section 1.06(a)(iii) by the amount of such accrued vacation and sick pay for those individuals actually hired by Buyer.

         1.17 Receivables. The Sellers and the Key Employees agree that they will cooperate in a commercially reasonable manner, with the Buyer's efforts in notifying all customers of the Business that all payments made by such customers for goods sold or rented or services rendered by the Buyer or any of the Sellers with respect to the Business shall be paid to the Buyer, and the Sellers and the

Key Employees further agree to remit to the Buyer, within three business days following the receipt by the Sellers' and the Key Employees thereof, any such payments received by the Sellers and the Key Employees.

         1.18 Lock Box Account. Except as otherwise provided in an agreement with the Lock Box Servicer (defined below) or the Bank (defined below):

              (a) Prior to the Closing Date, the Sellers (or the Bank on behalf of the Sellers) shall rent a post office box (the "Post Office Box") from the United States Postal Service (the "Post Office Service"), for receipt of all monies, checks, correspondence and other documents relating to all of the Sellers' claims submitted to any governmental agency under the provider numbers listed on Schedule 1.02(r) pursuant to those agreements listed on Schedule B-2 (the "Government Claims"). The Sellers shall instruct all such governmental agencies to remit payments directly to the Post Office Box.

              (b) Prior to the Closing Date, the Sellers shall enter into an agreement in form satisfactory to the Buyers (the "Lock Box Agreement") with a bank or other entity providing lock box services, mutually acceptable to the Buyers and the Sellers (the "Lock Box Servicer"). The Lock Box Agreement shall require among other things that (i) the Lock Box Servicer collect all monies, checks and other documents from the Post Office Box and deposit such monies and checks in a bank account (the "Bank Account") maintained by the Sellers at a bank (the "Bank") mutually acceptable to the parties; (ii) require that the Lock Box Servicer send copies of all correspondence between Lock Box Servicer and the Sellers to the Buyer (iii) require that the Bank transfer by wire transfer collected funds on deposit in the Bank Account to an account established by Buyer (the "Buyer's account"), provided, that the Buyer shall, in its sole discretion, determine the frequency by which the funds on deposit in the Bank Account shall be transferred into the Buyer's Account and (iv) the Lock Box Servicer forward to the Buyer promptly upon its receipt thereof all original correspondence and documents retrieved from the Post Office Box and copies of all checks, money orders and other instruments retrieved therefrom. The Bank and the Lock Box Servicer may be the same entity. The Sellers shall also instruct the Bank to forward to the Buyer all debit and credit memoranda, returned checks and similar items, promptly upon its receipt thereof, necessary for the Buyer to keep records of customer accounts.

              (c) From and after the Closing Date, the Sellers shall notify the Buyer in writing on a daily basis of the receipt by the Sellers other than through the Post Office Box of any monies and supporting documentation received by the Sellers in connection with the Government Claims and will forward copies of any checks, money orders or other instruments received and any supporting documentation (including receipts for cash payments) to the Buyer.

              (d) All fees and charges due to the Post Office Service, the Lock Box Servicer and the Bank for rental of the Post Office Box, the provision of lock box services and the maintenance of the Bank Account will be the responsibility of the Buyer for all such fees and charges.

              (e) The Post Office Service, the Lock Box Servicer and the Bank will be at all times the agents and representatives of the Sellers.

         1.19 Additional Contracts. Buyer may elect, in its sole discretion, whether or not to assume contracts entered into by the Sellers between the date hereof and the Closing Date. Each such contract, whether or not assumed by the Buyer, shall be added to the appropriate schedule or exhibit hereto.

                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE KEY EMPLOYEES

         The Sellers, CHA and the Key Employees, jointly and severally, represent and warrant to the Buyer as set forth below. The representations and warranties contained in this Article II shall not apply to or be construed or interpreted to involve facts, circumstances, omissions or financial matters regarding the Fabrication Business, except for such representations and warranties provided in Section 2.12 relating to the consolidated financial statements of the Sellers and Section 2.32 relating to the Fabrication Business.

         2.01 Incorporation, Power, and Subsidiaries of the Sellers.

              (a) Each of the Sellers, other than Cardio Systems Austin, Ltd. and Cardio Systems Dallas, Ltd., is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its incorporation. Cardio Systems Austin, Ltd. and Cardio Systems Dallas, Ltd. are Texas limited partnerships duly formed and validly existing under the laws of the State of Texas.

              (b) The Sellers and the Key Employees have all requisite power and authority to own, Lease, and operate their properties and assets as now owned, leased and operated, to carry on the Business as and where now being conducted, to make, execute, deliver, perform and enter into this Agreement, and to perform their obligations hereunder. The Sellers are duly qualified to do business and are in good standing in all states in which the nature of their businesses or the character of the properties owned, leased or operated by them would require them to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Sellers.

              (c) Except for those subsidiaries listed on Schedule 2.01(c) attached hereto, CHI has no subsidiaries other than those listed in Exhibit A attached hereto and, except as listed on Exhibit A or Schedule 2.01(c), does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

         CHI is the lawful record and beneficial owner of all of the issued and outstanding shares of capital stock of CHA, CHP and CH Medical. CH Medical is the lawful record and

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

beneficial owner of all of the issued and outstanding shares of capital stock of the Subsidiaries and Hasty is the lawful record and beneficial owner of all of the issued and outstanding shares of capital stock of CHI, in each such case free and clear of all mortgages, security interests, claims, pledges, charges, equities, options, liens, leases, licenses, easements, encroachments, covenants, conditions, judgements, liabilities, proxies, voting trusts, voting agreements and other encumbrances and restrictions of any kind or adverse claim of any nature whatsoever direct or indirect, whether accrued, absolute, contingent, or otherwise, affecting title (collectively, "Liens"), and all of such shares have been duly authorized are validly issued and outstanding and are fully paid and nonassessable.

              (d) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature under which the Sellers or the Key Employees are or may become obligated to issue, assign or transfer any of the ownership interests of the Sellers.

         2.02 Authority for Agreements. The Sellers and the Key Employees have the requisite power and authority to enter into this Agreement and the Assumption Agreement, the Bill of Sale and such other agreements necessary to vest in Buyer good, valid and marketable title to the Acquired Assets, and the other agreements to be entered into pursuant hereto (the "Ancillary Agreements") and to carry out their respective obligations thereunder. The execution and delivery of this Agreement, the Ancillary Agreements and all other agreements, instruments, and documents that are contemplated by this Agreement and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action including shareholder approval, if necessary, on the part of the Sellers and the Key Employees and when executed and delivered on behalf of the Sellers and the Key Employees, this Agreement and the Ancillary Agreements will constitute valid and legally binding obligations of the Sellers and the Key Employees enforceable against each of them in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally (collectively "Creditors' Rights") and to general principles of equity, regardless of whether such proceeding is considered a proceeding in law or equity ("Equity").

         2.03 Brokers and Finders. None of the Sellers or the Key Employees, nor any of their respective officers, directors, agents, employees, or affiliates has or will, as a result of the transactions contemplated by this Agreement, employ any broker, agent, or finder or incur any liability for any brokerage fees, agents' commissions, or finders' fees in connection with the transactions contemplated by this Agreement.

         2.04 Good Title. The Sellers as to the Sellers' Assets and the Key Employees as to the Key Employees' Assets are the owners of all right, title, and interest in and to the Acquired Assets and are conveying to the Buyer good and marketable title to the Acquired Assets free and clear of all Liens except for Permitted Exceptions as defined in Section 9.17. The Sellers and the Key Employees have the right, power, and authority to sell, convey, and assign the Acquired Assets to the Buyer.

         2.05 Condition of Assets. Schedule 2.05 attached hereto sets forth all machinery, tools, furniture, fixtures, computer hardware, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by the Sellers in the Business, setting forth with respect to all such listed property a summary description of all Liens, except Permitted Exceptions relating thereto, identifying the parties thereto, and where one of Sellers is the Lessee of such listed property then the rental or other payment terms, expiration date and cancellation and renewal terms thereof and all real property owned by the Sellers or in which the Sellers have a leasehold or other interest which is used by the Sellers in connection with the operation of the Business, together with a description of each Lease, sublease, license or any other instrument under which the Sellers claim or hold such leasehold or other interest or right to the use thereof or pursuant to which the Sellers have assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof. Except as otherwise provided in
Schedule 2.05 and except with respect to Permitted Exceptions, none of the Acquired Assets are subject to any Liens, including, without limitation, Liens arising under Environmental Laws. All of the Acquired Assets owned, leased, or used by the Sellers are in good operating condition and repair for the purposes used subject to ordinary wear and tear. The Acquired Assets are suitable for the purposes used, are functioning in the manner and for the purpose for which they were intended, are adequate and sufficient for current operations of the Sellers, have the capacity on the Closing Date to permit the manufacture of all products presently manufactured by the Business, except with respect to the products and components of products manufactured at 1735 North I-35, Carrollton, Texas 75006 ("Vic's Shop"). Notwithstanding the two last preceding sentences, the following Assets will be conveyed in "as is", "where is", condition: the specialized support therapy mattress systems which are rented to third parties and are in their possession. To the best knowledge of Sellers, no material expenditure is presently required in order to maintain such condition and state of repair or replace any such Acquired Assets. The Acquired Assets, other than the Excluded Assets, represent all of the assets, including without limitation, all property (real, personal and mixed), licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are owned by the Sellers, and, except with regard to the assets owned by CH Leasing Ltd. set forth on Exhibit 1.02(f) or as otherwise set forth in Schedule 2.05, include all of the assets and rights that are necessary or material to the operation of the Business as now operated.

         2.06 Contracts and Agreements. Set forth on Schedule 2.06 attached hereto is a complete and correct list of:

              (a) All sales agency, manufacturers representative and distributorship agreements or franchises or agreements providing for the services of an independent contractor (involving payments in excess of $10,000 per year) related to the Business or Acquired Assets to which any of the Sellers or the Key Employees is a party or by which any of the Sellers or the Key Employees is bound.

              (b) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets related to the Business or Acquired Assets to which any of the Sellers or the Key Employees is a party or by which any of the Sellers or the Key Employees is bound.

              (c) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements involving payments in excess of $10,000 per year related to the Business or Acquired Assets to which any of the Sellers or the Key Employees is a party or by which any of the Sellers or the Key Employees is bound.

              (d) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of the Sellers or pursuant to which the Sellers have acquired any substantial portion of their business or assets.

              (e) With reference to the Business, all contracts, agreements, commitments, or other understandings or arrangements to which any of the Sellers or the Key Employees is a party or by which any of the Sellers or the Key Employees or any of their respective property is bound or affected but excluding
(i) purchase and sales orders and commitments made in the ordinary course of business involving payments or receipts by the Sellers or the Key Employees of less than $10,000 in any single case but not more than $25,000 in the aggregate,
(ii) contracts entered into in the ordinary course of business and involving payments or receipts by the Sellers of less than $50,000 in the case of any single contract but not more than $250,000 in the aggregate and (iii) contracts entered into in the ordinary course of business that are terminable by the Sellers or the Key Employees on 30 days' notice without any penalty or consideration and involving payments or receipts by the Sellers or the Key Employees of less than $50,000 in the case of any single contract but not more than $250,000 in the aggregate.

              (f) All collective bargaining agreements, written employment and consulting agreements, non-competition agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other material employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation and other bonus practices, to which any of the Sellers or the Key Employees (except for John A. Carbona) is a party or is bound or which relate to the operation of the Business.

              (g) All contracts or agreements for a capital expenditure involving payments in excess of $10,000 per year relating to the Business or Acquired Assets.

              (h) Agreements or arrangements for the sale of any of the Sellers' assets, properties or rights outside the ordinary course of business or requiring the consent of and party to the transfer and assignment of any such assets, property or rights (by sale of assets, sale of stock, merger or otherwise).

              (i) Contracts which contain any provisions requiring Sellers with respect to the Business or the Acquired Assets to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity.

              (j) Management contracts or similar arrangements or agreements which involve a right to share profits or future payments with respect to the business of Sellers or any portion thereof or the business of any other person or entity.

         Except as provided in Section 8.08(b), all of the Contracts, non-competition agreements, non-disclosure agreements, leases, licenses and commitments listed and all other agreements listed on Schedule 2.06 attached hereto and which are Assumed Liabilities (herein collectively referred to in this Section 2.06 as the "Agreements"), are valid and binding obligations of the Sellers and enforceable against the Sellers in accordance with their respective terms, subject to Creditors' Rights and Equity, and, to Sellers' knowledge, are valid and binding obligations of the other parties thereto enforceable against such parties in accordance with their respective terms, subject to Creditors' Rights and Equity, and except as otherwise specified in Schedule 2.06 attached hereto or as provided in the next sentence, are validly assignable to the Buyer without the consent of any other party so that, after the assignment thereof to the Buyer pursuant hereto, the Buyer will be entitled to the full benefits thereof.

         In the event the Sellers cannot obtain the consents identified in
Schedule 2.06 prior to Closing, the Sellers and the Buyers shall have the continuing obligation after the Closing to use their commercially reasonable efforts to endeavor to obtain all necessary consents (provided that neither the Sellers nor the Buyer shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party) and if such consents are not obtained, and if requested in writing by the Buyer then the Sellers shall exercise reasonable efforts to provide to the Buyer an arrangement, which the Buyer reasonably shall desire, designed to provide for the Buyer the benefits and obligations thereof in some other manner. There will be no adjustment to the Purchase Price as a result of the Seller's failure to obtain any such required consents.

         Except as disclosed on Schedule 2.06 attached hereto, none of the Agreements has been amended, modified or altered in any manner; there is not under any of the Agreements any existing default or other condition that would result in a right to accelerate or loss of rights; none of the Agreements is likely, either before or after Closing, to result in any material loss or liability; no oral or written notice of termination or indication of any intention to terminate has been given by any party to any of the Agreements; except as disclosed on Schedule 2.06 attached hereto, the Sellers are not providing any additional products or services, without charge, to any customer covered by any of the Agreements; and Sellers have not received any claim from any other party to any Agreements that Sellers have breached any obligations to be performed by them thereunder to date, or are otherwise in default or delinquent in performance thereunder and to Sellers' knowledge, no other party is in default or delinquent in performance thereunder. Accurate and complete executed copies (to the extent Sellers have executed copies in their possession) if in writing, and if oral or unexecuted, accurate written summaries of all of the Agreements (together with any and all amendments thereto) have been delivered to the Buyer.

         2.07 Intellectual Property.

              (a) Schedule 2.07(a) contains a complete and accurate list of all patents and patent applications, industrial design registrations, copyright registrations, trademarks, service marks, trade names, and registrations and applications for registration of trademarks, service marks, trade names, trade dress used by any of the Sellers (the "Sellers' Intellectual Property Rights") or the Key Employees (the "Key Employees' Intellectual Property Rights") and collectively, the "Intellectual Property Rights") in connection with the conduct of the Business specifying as to each such item, as applicable: (i) the owner of the item; (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration, or application number; (iii) the date of application and issuance or registration of the item; and (iv) with respect to any registrations and applications for registration of trademarks or service marks, the class or classes of goods or services on which each such trademark or service mark is or is intended to be used.

              (b) Schedule 2.07(b) contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets, computer software programs (other than standard, commercially available programs), or other intellectual property used in the conduct of the Business, and (ii) by which the Sellers or the Key Employees license or otherwise authorize a third party to use such intellectual property. Neither the Sellers nor the Key Employees nor any other party is in breach of or default under any such license or other agreement and each such license or other agreement is now and immediately following the Closing will be valid and in full force and effect.

              (c) Except as explicitly indicated in Schedule 2.07(c), to the knowledge of the Sellers and the Key Employees, the Sellers and the Key Employees own or license or otherwise have the exclusive right to use, and have the right to bring actions for the infringement of, all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, inventions, technology, know-how, designs, formulae, trade secrets, confidential and proprietary information, computer software programs (other than standard, commercially available programs), and other intellectual property necessary for the operation of the Sellers' Business as it is currently conducted. No other computer software or other electronic data transmission is required for the Sellers to operate the Business or the Acquired Assets as presently conducted. There are no material malfunctions or design failures with respect to the computer software and related items of systems hardware that would cause such systems not to be adequate. The billing information generated by the computer software and related computer hardware is accurate, and the computer software and hardware are otherwise adequate for the conduct of the Business and the Acquired Assets as currently conducted. All computer software is reasonably capable of accurately processing, managing and manipulating date/time data from, into, and between the twentieth and twenty-first centuries, and the years 1999, 2000 and leap year calculations, including without limitation, date/time data recognition, calculations which involve same century and multi-century formulas and date values, and date/time-related user interface functionalities and data fields which reflect the century.

              (d) The operation of the Sellers' Business does not, to the best knowledge of the Sellers and the Key Employees, infringe on the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other intellectual property rights of any third party, and no claim has been made, notice given, or dispute arisen to that effect.

              (e) The Sellers and the Key Employees do not have any pending claims that a third party has violated or infringed any of the Sellers' or the Key Employees' patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other proprietary rights and the Sellers and the Key Employees have not given any indemnification to any third party against infringement of such intellectual property rights.

              (f) All of the trademarks, service marks and trade names shown in
Schedule 2.07(a) are currently being used by the Sellers and the Key Employees in the Business.

              (g) Except as explicitly indicated in Schedule 2.07(c), all of the patents, industrial design registrations, trademark and service mark registrations, and copyright registrations indicated in Schedule 2.07(a) are valid and in full force, are held of record in the Sellers' or the Key Employees' name free and clear of all Liens and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as explicitly indicated in Schedule 2.07(b), the Sellers' or the Key Employees' are the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, and copyright registration indicated in Schedule 2.07(a), and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application.

              (h) No order, holding, decision or judgment has been rendered by any governmental authority, and no agreement, consent or stipulation exists, which would limit the Sellers' or the Key Employees' use of any intellectual property or any advertising or promotional claim or campaign.

              (i) Patents have been issued for, or applications are pending to obtain patents for, all inventions used in connection with the Sellers' Business in all jurisdictions of the United States where the failure to obtain such a patent could have a Material Adverse Effect.

To the knowledge of the Sellers and the Key Employees, Registrations have been issued for, or applications are pending to register, all trademarks, service marks, industrial designs, and copyrights in all jurisdictions of the United States where the failure to obtain such a registration could have a Material Adverse Effect.

              (j) Sellers or the Key Employees have supplied Buyer with copies of all material documents listed on Schedule 2.07(a) and documents evidencing all material rights listed on Schedule 2.07(a).

         2.08 Litigation. Except as set forth on Schedule 2.08 attached hereto, there are no (i) Claims against the Sellers, the Key Employees or any of their affiliates in any court or before any federal, state, local or foreign governmental authority or before any arbitrator, pending or, to the Sellers' or the Key Employees' knowledge, threatened or reasonably anticipated by or against, or relating to the Business or to the Sellers, the Key Employees or any of their affiliates, or any basis for any such Claims, or (ii) orders, decrees, or rulings of any court or administrative agency to which any of the Sellers, the Key Employees or any of their affiliates is a party or is bound, that could adversely affect the right, title or interest of the Sellers to the Business, the Acquired Assets, or the performance of the obligations of the Sellers and the Key Employees hereunder, and neither the Sellers nor the Key Employees are in default in respect of any such order, decree or ruling.

         2.09 No Conflict with Other Instruments. Except as set forth on
Schedule 2.09 attached hereto, neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with, or result in a violation of (i) any provision of the organizational documents of any of the Sellers, or (ii) any resolution adopted by the Board of Directors, partners or the shareholders of any of the Sellers;

              (b) contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Laws and Regulations (as hereinafter defined) or any order issued by any governmental body to which any of the Sellers, the Key Employees or any of the assets owned or used by any of the Sellers or the Key Employees, may be subject, except for such contraventions, conflicts, violations, rights or remedies which would not have a Material Adverse Effect upon the Business or the Acquired Assets;

              (c) to the knowledge of the Sellers or Key Employees, cause the Sellers or the Business to lose the benefit of any right or privilege it presently enjoys which loss would have a Material Adverse Effect upon the Business or Acquired Assets;

              (d) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization that is held by any of the Sellers or the Key Employees or that otherwise relates to the Business, or any of the assets owned or used by, any of the Sellers or the Key Employees;

              (e) except as set forth in Schedule 2.06, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any indenture, agreement or instrument applicable to the Sellers, the Business or the Acquired Assets; or

              (f) result in the imposition or creation of any Lien upon or with respect to any of the Acquired Assets.

         2.10 Compliance with Applicable Laws. Subject to the provisions of
Section 8.08 (b), and subject to any specific representations set forth below, the Business has been, and until the Effective Time will be, conducted in compliance with any and all laws (statutory, judicial or otherwise) (including, but not limited to, the federal Occupational Safety and Health Act of 1970, 42 U.S.C. ss. 1320a-7b, the statutes recodified or enacted by the federal, Medicare and Medicaid Patient and Program Protection Act of 1987 and the American with Disabilities Act of 1990 and all laws concerning the marketing of medical devices), ordinances, rules, regulations, permits, authorizations, decrees, judgments, orders, directives, injunctions, writs and any contracts, agreements or undertakings with, any governmental authority, (collectively, "Laws and Regulations"), except where the failure to do so would not have a Material Adverse Effect upon the Business or Acquired Assets. Without limiting the generality of the foregoing:

              (a) Schedule 2.10 is a complete and accurate list of all licenses, permits, or other authorizations of governmental, regulatory or administrative agencies or authorities required to conduct the Business and own and operate the Acquired Assets other than those whose failure to obtain would not have a Material Adverse Effect. Neither the ownership nor use of the Acquired Assets nor the conduct of the Business conflicts with the rights of any Person or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the articles of incorporation or other organizational documents of each of the Sellers or any Lien, Lease, license, agreement, understanding, Laws and Regulations or judgment to which any of the Sellers or the Key Employees is a party or by which any of them may be bound or affected other than those violations of contracts or Laws and Regulations that would not have a Material Adverse Effect.

              (b) No material unresolved charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced or to Sellers and Key Employees' knowledge is threatened against the Sellers relating to the Business and the Acquired Assets alleging any failure to comply with any Laws and Regulations.

              (c) The Sellers have not violated in any material respect or received a notice or charge asserting any violation in any material respect of any Laws and Regulations with respect to Medicare or Medicaid, or any Laws and Regulations governing, implementing, or relating to any state or local program for governmental payment (directly or by reimbursement) of any amounts due or to become due to the Sellers on account of services provided or to be provided by Sellers relating to the Business and the Acquired Assets to any person.

              (d) The Sellers have not offered, made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office where such contribution or reimbursement or the purpose thereof was illegal under any applicable law.

              (e) Each of the Sellers has, within the prior three (3) years, filed in a timely manner all reports, documents, and other materials that are or were required to be filed (and the information contained therein was correct and complete in all respects) under all applicable Laws and Regulations, including
Section 1877 of the Social Security Act except where the failure to file same would not have a Material Adverse Effect on the Business or Acquired Assets.

         2.11 Insurance. Schedule 2.11 hereto sets forth a list of all fire, theft, casualty, liability and other insurance policies insuring the Sellers or their properties or interests therein since October 27, 1997, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. All such policies are outstanding and in full force and effect and will remain so until the Closing. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy.

         2.12 Financial Information. The Sellers have heretofore delivered to the Buyer copies of the (i) audited consolidated balance sheet of the Sellers at August 31, 1995, August 31, 1996, and August 31, 1997 (the balance sheet for August 31, 1997 being referred to as the "Balance Sheet") and the related audited statements of income, owners' equity and cash flow for the years then ended (collectively, the "Financial Statements") and (ii) the unaudited consolidated balance sheets of the Sellers at November 30, 1997 and the related statements of income, owners' equity and cash flows for the periods then ended (the "Interim Financial Statements")and (iii) the Consolidated Statement of Net Assets and related statement of operations for the period ended August 31, 1997 (the "Carve-Out Statements"). The books of account and related records of Sellers fairly reflect all assets, liabilities and transactions relating to the Business in accordance with GAAP. The Financial Statements, the Interim Financial Statements and the Carve-Out Statements were compiled from the Sellers' books and records and, (a) the Carve-Out Statements, and to the Sellers' knowledge, the Financial Statements and the Interim Financial Statements, are true, correct and complete, (b) the Carve-Out Statements, the Financial Statements and the Interim Financial Statements have been prepared in accordance with GAAP, consistently applied and maintained throughout the periods indicated, and (c) the Carve-Out Statements, the Financial Statements and the Interim Financial Statements fairly present in all material respects the financial condition of the Sellers as of their respective dates and the results of operations and cash flows of the Sellers for the periods covered thereby, and the assets and liabilities of the Sellers as of the dates thereof. The Financial Statements and the Interim Financial Statements do not contain any extraordinary items of income except as specified therein.

         2.13 Taxes.

              (a) As used herein, "Tax" or "Taxes" shall mean all taxes of any kind whatsoever payable to any taxing authority of the United States (federal, state or local) or any other country or jurisdiction including, without limitation, (i) all income, gross receipts, ad valorem, value added, sales, use, service, franchise, profits, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers compensation, unemployment compensation and insurance, utility, severance, production, excise. stamp, occupation, premium, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies, or other assessments of any kind,
(iii) interest, penalties, and additions to tax imposed with respect to the above taxes, and (v) any damages, costs, expenses, fees or other liability arising from such Tax or Taxes. As used herein, the "Code" means the Internal Revenue Code of 1986, as amended or any successor or predecessor statute.

              (b) The Sellers have filed, or obtained extensions of the time to file all returns for Taxes required to be filed by them and have paid all Taxes (including interest and penalties thereon, if any) owing to them, except for Taxes which have not yet accrued or otherwise become due and for which adequate provision has been made in Financial Statements.

              (c) There are no liens for Taxes upon any of the Acquired Assets except for current Taxes not yet due and payable. There is no action, suit, proceeding, investigation, audit, claim or judgment now pending against the Sellers with respect to Taxes. There is no agreement or arrangement between a Seller and any other person or entity pursuant to which Buyer would have an obligation for Taxes of another person following the Closing.

              (d) None of the Sellers is a foreign person within the meaning of Sections 897 and 1445 of the Code.

              (e) None of the Acquired Assets (i) is property that is required to be treated as being owned by any other person pursuant to the safe harbor Lease provisions of former Section 168(f)(8) of the Code; (ii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code or (iii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

         2.14 Labor and Employment Contracts. Schedule 2.14 attached hereto contains a complete and correct list of the employees of each of the Sellers ("Employees"), current as of the date of this Agreement, with the employer of each such employee identified, and job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation and sick pay accrued; and service credited for purposes of vesting and eligibility to participate under any of the Sellers' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan. Schedule 2.14 attached hereto contains a complete and correct list of all material agreements and understandings, whether written or oral, between the Sellers and any of their respective officers, Employees or agents. The Sellers have previously delivered to the Buyer a true and correct copy of the most recent performance evaluation of each of the Employees.

         2.15 Labor Relations; Compliance. Except as set forth on Schedule 2.15, none of the Sellers has been or is a party to any collective bargaining or other labor contract since its inception. Except as set forth on Schedule 2.15, Since January 1, 1994, there has not been, there is not presently pending or existing, and to Sellers' and Key Employees' knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Claim against or affecting the Sellers relating to the alleged violation of any Laws and Regulations pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any of the Sellers or their Premises,
(c) any application for certification of a collective bargaining agent. To the knowledge of the Sellers and the Key Employees, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute or any employee grievance which might have an adverse effect on Sellers. There has not been and there is presently no lockout of any employees by any of the Sellers, and no such action is contemplated by any of the Sellers. No private agreement restricts Sellers from relocating, closing or terminating any of their operations or facilities. Each of the Sellers has complied in all respects with all Laws and Regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where the failure to comply would not have a Material Adverse Effect on the Business or the Acquired Assets. None of the Sellers is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Laws and Regulations except for such failures to comply which would not have a Material Adverse Effect on the Business or the Acquired Assets.

         2.16 Books and Records. The books of account, minute books, stock record books, and other records of the Sellers, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Two stock certificates have been misplaced, however, Buyer has been provided with Affidavits explaining the missing certificates during its due diligence period.

         2.17 Disclosures to Third Parties. Sellers and the Key Employees acknowledge that (i) they are parties to the confidentiality agreements listed on Schedule 2.17 pertaining to information about the Sellers, (ii) they have not waived or modified such confidentiality agreements except as disclosed on
Schedule 2.17 and (iii) Buyer will receive the right to enforce such confidentiality agreements as part of the Acquired Assets to the fullest extent provided by law. The foregoing notwithstanding, disclosures to the participants in a pending or future sale of the Fabrication Business, are expressly excluded from this representation.

         2.18 Inventory and Rental Equipment. The Inventory and those items of the fixed assets held for rental (including, without limitation, mattress systems and related equipment)(collectively, the "Rental Equipment") contained in the Acquired Assets are not obsolete or missing and consist of items of a quality and quantity saleable and usable in the ordinary course of business. The levels of the Inventories and Rental Equipment currently on hand are not, and the amount of Inventories and Rental Equipment on hand as of the Closing will not be, materially in excess of or less than that necessary for the operation of the Business in the ordinary course of business of the Sellers. Slow moving or under utilized Inventory and Rental Equipment (collectively, the "Obsolete Inventory") have been written off or adequately reserved for in the Sellers' Financial Statements and Interim Financial Statements in accordance with GAAP, except for certain items of Obsolete Inventory (the aggregate value of which is not material) which have been retained on the books of the Sellers in order to service certain customers. Neither Sellers nor Key Employees make any representations or warranties (whether express or implied) as to the merchantability of the Rental Equipment. Such assets are held for rental purposes and not for resale purposes.

         2.19 Product Warranties. There are no (a) liabilities of Sellers, fixed or contingent, asserted or, to Sellers' Knowledge, unasserted, with respect to any product liability or any similar claim that relates to any product manufactured and sold by Sellers relating to the Business to others, or (b) liabilities of Sellers, fixed or contingent, asserted or, to Seller's Knowledge, unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured and sold by Sellers relating to the Business to others other than:
(i) standard warranty obligations (to replace, repair or refund) made by the Sellers in the ordinary course of business to purchasers of its products, (ii) contractual obligations pertaining to products sold in connection with executed contracts disclosed to the Buyer in an exhibit or schedule to this Agreement (whether or not assumed by Buyer), to honor any express product warranty disclosed in Contracts or dealer agreements identified in a schedule or exhibit to this Agreement, and (iii) any warranty obligations (to replace, repair or refund), if any, expressly set forth in contracts or agreements or otherwise disclosed in schedules or exhibits hereto pertaining to products rented pursuant to contracts or agreements disclosed in exhibits or schedules hereto. Schedule
2.19 attached hereto contains a description of the standard warranty to products manufactured to be sold or rented by Sellers.

         2.20 Absence of Changes. Except as set forth in Schedule 2.20 attached hereto, since December 31, 1997, the Sellers and the Key Employees have conducted the Business only in the ordinary course or consistent with prior practice of the Sellers. Without limiting the generality of the foregoing sentence, Sellers have not:

              (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, individually or in the aggregate, could have a Material Adverse Effect on the Business or the Acquired Assets;

              (b) suffered any change in the financial condition, assets, liabilities, net worth or business of the Sellers, except changes in the ordinary course of business;

              (c) mortgaged, pledged or subjected to any Liens, except Permitted Exceptions any property, business or assets, tangible or intangible, held in connection with the Business;

              (d) except in the ordinary course of Business, sold, transferred, leased to others or otherwise disposed of any of the Acquired Assets, or canceled, modified or compromised any debt or claim, or waived or released any right of substantial value;

              (e) received any notice of termination of any contract, Lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) that has had or would have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired Assets;

              (f) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property Right, or modified any existing rights with respect thereto;

              (g) except in the ordinary course of Business, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, including, without limitation, any bonus, profit-sharing, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay or any other payment of any kind, to or in respect of any member, shareholder, director, officer, employee, salesman, distributor or agent of the Sellers to be utilized by the Buyer after the Effective Time;

              (h) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts;

              (i) except in the ordinary course of Business, written down the value of any inventory or written off as uncollectible any notes or accounts receivable none of which individually or in the aggregate have a Material Adverse Effect on the Business or the Assets;

              (j) except in the ordinary course of Business, failed to replenish inventories and supplies in a normal and customary manner consistent with their past practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual, or made any change in their selling, renting, pricing, advertising inconsistent with their past practice;

              (k) made any change in any method of accounting or keeping its books of account or accounting practices;

              (l) except in the ordinary course of Business, instituted, settled, or agreed to settle any Claim or received any threat of any such Claim;

              (m) discharged or satisfied any Lien or encumbrance, except in the ordinary course of Business, or failed to pay or discharge when due any accounts or notes payable or any other obligations on a timely basis consistent with the practices of the Sellers;

              (n) issued any equity interests, declared or paid any distribution on equity interests or any direct or indirect redemption, purchase or other acquisition of any stock or any rights to purchase stock or securities convertible into or exchangeable for such stock or entered into any agreement or understanding to do or engage in any of the foregoing actions;

              (o) made or authorized any capital expenditures in excess of $50,000;

              (p) suffered any adverse change or any threat of any adverse change in Seller's relations with, or any loss or threat of loss of, Sellers' suppliers, clients or customers; or

              (q) entered into any transaction, agreement or event to which any of the Sellers is a party or a participant outside the ordinary course of business.

         2.21 Customers and Distributors. Neither the Sellers nor the Key Employees are aware of any customer, distributor or supplier who intends to cease doing business with the Sellers.

         2.22 Environmental Matters.

              (a) For the purposes of this Agreement, the following definitions shall apply:

                  CERCLIS: The Comprehensive Environmental Response, Compensation and Liability Information System under CERCLA.

                  Environment: Ambient air, surface water, ground water, surface and sub-surface soil, sediment and land.

                  Environmental Conditions: Any environmental contamination of any kind or nature resulting from the presence of Hazardous Materials in the surface soils, subsurface soils, surface waters or groundwater.

                  Environmental Laws: All existing federal, state or local laws or ordinances and any regulations, rules, or administrative or judicial rulings issued or promulgated thereunder and common law relating to (1) Releases or threatened Releases of Hazardous Materials or materials containing Hazardous Materials; (2) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or (3) otherwise relating to the protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42. U.S.C. ss. 9601 et seq., ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., ("RCRA"), the Clean Water Act, 33-U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. ss. 2601 et seq., ("TSCA"), and all state analogues and counterparts to any of the foregoing, except for OSHA laws.

                  Environmental Liabilities: Regardless of whether any of the following are contained in any disclosure schedule to this Agreement or otherwise disclosed to Buyer prior to the Closing, any (1) environmental conditions, including without limitation, the presence, Release, threat of Release, Management of or exposure to Hazardous Materials first occurring prior to the Closing Date at, on, in or under any Facilities or property now owned, operated or leased by Sellers or used in connection with the conduct of their business, whether into the Environment or any building or structure, on-site or off-site; or (2) the off-site transportation, storage, treatment, recycling, disposal or Release of Hazardous Materials Managed or Released by or on behalf of the Sellers or in connection with the conduct of the Business, or (3) any material violation of any Environmental Law first existing prior to the Closing Date (including, without limitation, costs and expenses for pollution control or monitoring equipment required to bring the Business into compliance with Environmental Laws and fines, penalties and reasonable defense costs incurred for such reasonable time after the Closing as it takes the Business to come into compliance with Environmental Laws). Facilities: 1201 I35E, Carrollton, Texas and 1735 I35E, Carrollton, Texas.

                  Hazardous Materials: Any substance defined or regulated as "Hazardous Waste", "Hazardous Substance", "Hazardous Material", pollutant or contaminant under any existing Environmental Laws. Hazardous Materials include, without limitation, asbestos, polychlorinated biphenlys and petroleum products.

                  Manage or Management: As the context requires, means to use, possess, generate, treat, manufacture, process, handle, store, recycle, transport or dispose of Hazardous Materials.

                  NPL: Means the National Properties List under CERCLA.

                  Phase 1 Environmental Assessments: The Phase I environmental audit reports concerning the Facilities that have been obtained by the Sellers and provided to the Buyer.

                  Release: Any spilling, leaking, pumping, pouring, leaching, emitting, emptying, discharging, injecting, escaping, dumping or disposing of Hazardous Materials or materials containing Hazardous Materials into Environment.

              (b) Except as set forth in Schedule 2.22 and except as specifically set forth in the Phase I Environmental Assessments, to Sellers' and Key Employees' Knowledge, there are no Environmental Conditions on, at, or under or emanating from any of the Facilities or at any other location as a result of the activities of the Sellers or the conduct of the Business or for which the Sellers are or are reasonably likely to be responsible. To the extent that the Sellers use any materials that are classified as Hazardous Materials in their business operations, all of such items are being and will continue to be by Sellers prior to Closing, used in accordance with all applicable Environmental Laws and in a manner so as not to cause or threaten to cause a Release or Environmental Conditions.

              (c) Except as set forth in Schedule 2.22 and except as specifically set forth in the Phase I Environmental Assessments, the Sellers have not received any notice of any Litigation claiming or alleging that the Sellers (i) have violated any applicable Environmental Laws; or (ii) are responsible or potentially responsible for any investigatory, remedial or removal action under any applicable Environmental Laws, and on the date hereof to the best of Sellers', and to Sellers' and Key Employees" knowledge, no such Litigation is threatened.

              (d) Except as disclosed in Schedule 2.22:

                  (i) the Sellers have all Permits required under applicable Environmental Laws that are necessary to conduct the business of the Sellers at the Facilities as presently conducted, the absence of which would have a Material Adverse Effect on the Sellers (the "Material Environmental Permits"), and have provided copies of all the Material Environmental Permits to the Buyer;

                  (ii) all the Material Environmental Permits are in full force and effect and the Sellers are not in material default of any thereof;

                  (iii) to the best of Sellers' and Key Employees" knowledge, there is no threatened suspension, cancellation or non-renewal of any of the Material Environmental Permits or any basis for such suspension, cancellation or non-renewal;

                  (iv) the Sellers shall apply to renew all the Material Environmental Permits that shall expire on or before Closing; and

                  (v) Schedule 2.22 lists all the Material Environmental Permits which by their terms or by operation or law will expire or otherwise become ineffective upon or by reason of the completion of the transaction contemplated in this Agreement. The Sellers shall use their commercially reasonable efforts and cooperate with the Buyer in securing a transfer or reissue of such Material Environmental Permits on substantially similar terms to the Buyer so as to allow the Buyer to continue the Subject Business at the Facilities without interruption after Closing.

              (e) PCB Items. Except as set forth in Schedule 2.22, to the Sellers' and Key Employees' knowledge:

                  (i) none of the Acquired Assets is a PCB Item (as defined in 40. C.F.R. ss. 761.3);

                  (ii) none of the Acquired Assets nor the Facilities contain asbestos or asbestos - containing material for which remedial action (including encapsulation) or removal is required by Environmental Laws or OSHA Laws; and

                  (iii) none of the Facilities contain underground storage tanks (except for underground storage tanks which have been removed or closed in compliance with Environmental Laws and require no further investigation, remedial removal or other response action).

              (f) The Business has been, and until the Effective Time will be, conducted in material compliance with all Environmental Laws.

              (g) Since August 31, 1995, no Hazardous Materials generated by Sellers on or in connection with the conduct of the Business has been recycled, treated, stored, disposed of or transported by or to any entity other than those listed on Schedule 2.22 hereto. No Hazardous Substance Managed by Sellers or in connection with the conduct of the Business has come to be located at any site which is listed or proposed for listing under the CERCLA, CERCLIS, the NPL or on any similar state list, or which is the subject of federal, state or local enforcement actions, third Party claims or other investigations which may lead to claims against the Sellers or Buyer for investigatory, remedial, removal or other response action or for personal injury claims, including, but not limited to, claims under CERCLA.

              (h) All environmental inspections, investigations, studies, audits, tests, reviews or other analysis conducted in relation to the Sellers or their Business or the Facilities or any property owned, operated or leased in connection with the conduct of the Business (collectively, "Environmental Audits") in the possession or control of Sellers have been provided or made available to Buyer, and all such Environmental Audits are listed on Schedule 2.22.

              (i) Neither Sellers nor the Key Employees know of or have any reason to know of any facts or circumstances related to environmental matters concerning Sellers or the Facilities, or any property owned, operated or leased in connection with the conduct of the Business that could lead to any future environmental claims, liabilities, expenses or responsibilities against the Sellers or Buyer or in connection with the conduct of the Business. Sellers have not retained or assumed, by contract, law or otherwise, any liability or responsibility for any environmental claims or Environmental Conditions.

         2.23 Employee Benefit Programs.

              (a) Set forth on Schedule 2.14 is a true and complete list of each Employee Program and Multiemployer Plan maintained by any of the Sellers or any affiliate of any of the Sellers.

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

              (b) The Employee Programs which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code now meet, and at all times since their inception have met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. No Employee Program is now or at any time has been subject to Part 3, Subtitle I of ERISA or Title IV of ERISA.

              (c) To the Key Employees' knowledge, except as set forth in
Schedule 2.23 attached hereto, there has not been any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Sellers or any of their affiliates. To the Key Employee's knowledge, with respect to any Employee Program now or heretofore maintained by the Sellers or any of their affiliates, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Sellers or any of their affiliates. Except as set forth in Schedule 2.23 attached hereto, no Claim or other proceeding (other than those relating to routine claims for benefits) is pending or to the Key Employees' knowledge, threatened with respect to any Employee Program. Except coverage mandated by law, no Employee Program provides medical, health or life insurance benefits beyond termination of service or retirement.

              (d) The Sellers have heretofore delivered accurate and complete copies of all documents and instruments relating to each Employee Program maintained by the Sellers or any of their affiliates within the three years preceding the date hereof, including, without limitation, the following documents (if applicable to such Employee Program): (i) all documents embodying or governing each such Employee Program, and any funding medium for each Employee Program, including, without limitation, trust agreements) as they may have been amended through the date hereof; (ii) the most recent IRS determination or approval letter with respect to each such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the current summary plan description for each such Employee Program (or other descriptions of such Employee Program provided to employees) and any material modifications to prior versions thereof within the last 18 months; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; (vii) all trust agreements and insurance or annuity contracts relating to each such Employee Program; (viii) the Summary Annual Report for the three most recent completed fiscal years or all such reports if such program is less than three years old, for each such Employee Program required to provide such report to participants; (ix) with respect to any Multiemployer Plan, any participation or adoption agreement relating to any such participation in or contributions under such plan by the Sellers or any of their affiliates; and (x) all records, notices and filings concerning IRS or

Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA.

              (e) For purposes of this Section 2.23:

                  (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans of officers and/or executives, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in
(A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                  (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries), or otherwise has any liability with respect to such Employee Program;

                  (iii) an entity is an "affiliate" of the Sellers or any of their affiliates for purposes of this Section 2.23 if it would have ever been considered a single employer with the Sellers or any of their affiliates under ERISA Section 4001(b) or part of the same "controlled group" as the Sellers for purposes of ERISA Section 302(d)(8)(C), and in any case includes each subsidiary or affiliate of the Sellers; and

                  (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and that is maintained pursuant to one or more collective bargaining agreements.

         2.24 Accounts Receivable. All of Sellers' trade accounts and notes receivable relating to the Business represent amounts receivable for merchandise actually delivered or services actually provided, have arisen in the ordinary course of business, are not subject to any counterclaims or offsets and have been billed. All such receivables are fully collectible in the normal and ordinary course of business. Any account receivable not collected in full within one hundred eighty (180) days after such account is due, shall conclusively be deemed to be uncollectible. With regard to the installment receivable from Gerromed Pflege und Medizintechnik, GmbH ("Gerromed") and the installment receivable from Tritec Medical Equipment (the "Tritec"), such installment receivables shall be deemed uncollectible if the installment receivable is not paid in full within the following time

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

periods: (i) with respect to the Gerromed installment receivable, within twenty four (24) months from the Closing Date, and (ii) with respect to the Tritec installment, within twelve (12 ) months from the Closing Date. The bad debt reserve as of the Closing Date shall be adequate to cover those receivables that are determined to be uncollectible in accordance with GAAP. Any accounts receivable or installment receivables of the Sellers which are deemed uncollectible after Closing hereunder in aggregate amounts in excess of any reserve for bad debts contained on the Closing Statement shall, at the Buyer's sole option, be purchased by the Sellers from the Buyer for an amount equal to the difference between the unpaid balance of such accounts receivable and/or installment receivables and the amount of the reserve for bad debts contained on the Closing Statement. With respect to home care patients, the applicable Medicare allowable reimbursement amount shall be deemed to be the face amount of such receivable for purposes of determining the unpaid balance thereof. Purchase of such accounts receivable and/or installment receivables shall be made within ten (10) days after written demand by the Buyer for such purchase. Any purchase by Sellers of the installment receivable from Gerromed will include within such purchase price the rights to the equipment which was the subject of such installment receivable and the Buyer shall execute concurrently with Sellers' acquisition of such installment receivable, a bill of sale in favor of Sellers which transfers to the Sellers all of Buyer's right, title and interest in and to such equipment. The limitations on the indemnification obligation set forth in Section 8.04 below and the period of survival set forth in Section 8.01 below, shall not apply to the purchase of accounts receivable and installment receivables described above. If the Buyer receives payment of an account receivable or installment receivable sold to the Sellers, it shall promptly remit such payment to the Sellers. Sellers have reviewed with Buyer the Medicare reimbursement percentages and collections on Medicare bills and the manner in which such bills and collections have been reported on Sellers' books and records.

         2.25 Certain Payments. Subject to Section 8.08(b), none of the Sellers, the Key Employees nor any director, officer, agent or employee of any of the Sellers, nor any other Person authorized to act for or on behalf of any of the Sellers, has directly or indirectly made, offered or agreed to offer any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any customer, supplier, referral source, governmental employee or any other Person or entity, regardless of form, whether in money, property, or services in violation of any Laws and Regulations (other than those addressed in Section 2.28): (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any of the Sellers or any affiliate of any of the Sellers.

         2.26 Consents. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and except as set forth on Schedule
2.06 and Schedule 2.26 attached hereto, there are no (i) consents, approvals, licenses or authorizations of any public body or authority, other than those with respect to which the failure to obtain will not cause a Material Adverse Effect (ii) designations, declarations or filings with any public body or authority or (iii) notices, consents or waivers from other parties to any of the Agreements or other documents or instruments, that are required for the lawful consummation of the transactions contemplated hereby or necessary in order that the Business can be conducted by the Buyer after the Closing as heretofore conducted by the

Sellers and the Key Employees. The provisions of Section 2.06 related to the failure to obtain a required consent shall apply to this Section 2.26.

         2.27 Billing. Except as set forth in Schedule 2.27, and subject to
Section 8.08(b), all billing by the Sellers to third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies has been true and correct in all material respects and in compliance in all material respect with all applicable Laws and Regulations and the policies of such third party payors.

         2.28 Fraud and Abuse. Except as set forth in Schedule 2.28, and subject to Section 8.08(b), neither Sellers nor any person or entity providing professional or other services for or on behalf of the Sellers is presently, or in the past five (5) years has, engaged in any activities related to the Business or the Acquired Assets which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under ss.ss. 1320a-7, 1320a-7a, 1320a-7B or 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or similar state or local statutes or regulations, including, but not limited to, the following:

              (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

              (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

              (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf of another, with the intent to fraudulently secure such benefit or payment;

              (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive or paying and receiving such remuneration: (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or
(2) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or

              (e) referring any party to a person or entity in which Sellers have a financial interest that is prohibited by applicable law.

         2.29 Reimbursement Matters. Except as disclosed on Schedule 2.29,and subject to Section 8.08(b), or other than in the ordinary course of business in compliance with law or with respect to matters pending in the usual procedures for denials (a) Sellers have not and, to the Seller's

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

Knowledge, no nursing home, hospital or other facility with respect to which Sellers provide services has received any written notice of denial or recoupment from Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by Sellers, (b) to the knowledge of Sellers and Key Employees, there is no basis for the assertion after the Closing of any such denial or recoupment claim, and (c) neither Sellers nor to the Sellers' Knowledge, any nursing home, hospital or other facility with respect to which Sellers provide services have received written notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by the Sellers, and to the Sellers' knowledge, no such investigation or survey is pending, threatened or imminent. Sellers have fully and accurately disclosed to the appropriate intermediaries and carriers all material billing and business practices with respect to Medicare and Medicaid reimbursement with respect to the Business to the extent necessary for Sellers to comply with applicable law. To the knowledge of Sellers and Key Employees, Sellers have complied with all material requirements imposed by any such intermediary or carrier with respect to such billing. Sellers have billed the applicable intermediaries and/or carriers for the services rendered by Sellers in material compliance with all applicable Medicare and Medicaid laws, and Sellers are not aware of any non-compliance by them with any state licensing or corporate practice of medicine law that would cause such billing or business practices to not be in material compliance with any of such Medicare or Medicaid laws. Neither Sellers nor the Key Employees have received any notice from any regulatory authority or intermediary that indicates that the Buyer could not continue to bill intermediaries in substantially the same manner and structure as the Sellers are billing on the date hereof.

         2.30 Medicare/Medicaid Participation. Subject to Section 8.08(b), all services provided by the Sellers for which Sellers directly or indirectly receive payment under the Medicare or Medicaid programs are, to the extent required by law, certified for participation or enrollment in all Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in compliance with the conditions of participation of such programs, and, to the extent required by law, have received all approvals or qualifications necessary for capital reimbursement, except for such certifications, contracts, compliances, approvals and qualifications which are set forth on Schedule 2.30. Sellers have delivered to the Buyer true and complete copies of all Medicare and Medicaid compliance reports by the applicable licensing authority for any period after January 1, 1994 for each location of Sellers for which there is a Medicare or Medicaid provider number.

         2.31 Real Estate.

              (a) Schedule 2.31 hereto contains a true, correct and complete list of all real properties owned, leased, subleased, licensed or otherwise occupied by Sellers (collectively, the "Real Properties") separately indicating the nature of Seller's interest therein. Except as set forth on Schedule 2.31 hereto, no other Person has any oral or written right, agreement or option to acquire, Lease, sublease or otherwise occupy all or any portion of such Real Properties. Sellers have not received any written or oral notice for assessment for public improvements against any of the Real Properties which remains unpaid and, to Sellers' Knowledge, no such assessment has been proposed. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Properties and, to Sellers' Knowledge, no such proceeding is contemplated.

              (b) Except as set forth in Schedule 2.31.1, the Sellers are the lessees under all Real Property Leases, and no party other than the Sellers have any right to possession, occupancy or use of any of the properties demised under the Real Property Leases. A true and correct copy of each Real Property Lease has been delivered to the Buyer, together with all amendments and modifications thereto, and all subordination, non-disturbance and/or attornment agreements related thereto, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 2.31.1, there are no existing material defaults under any provision of any of the Real Property Leases, and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder.

              (c) Except as set forth in Schedule 2.31.1, the Sellers are in actual possession of the properties demised under the Real Property Leases. Except as set forth in said Schedule 2.31.1, the Sellers have good, valid and indefeasible title to all the leasehold estates conveyed under the Real Property Leases free and clear of all Liens, other than the Permitted Exceptions.

              (d) Except as set forth in Schedule 2.31.2, the basic rent and all additional rent payable under the Real Property Leases have been paid to date and not more than one month in advance. All work required to be performed under the Real Property Leases by the landlords thereunder or by the Sellers has been performed, and, to the extent that the Sellers are responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such landlord as reimbursement therefor, except for items which the Sellers are disputing in good faith (which items are set forth in said Schedule 2.31.2).

              (e) Except as set forth on Schedule 2.31.2, there are no brokerage commissions or finder's fees due from Sellers which are unpaid with regard to any of the Real Property Leases, or which will become due at any time in the future with regard to the Real Property Leases.

              (f) Except as set forth on Schedule 2.31.2, there have been no casualties which could result in the termination of any Real Property Lease and the Sellers have received no notice of the application of any buy-out provisions contained in any Real Property Lease relative to damage by casualty.

         2.32 Fabrication Business. Notwithstanding anything to the contrary herein, there are no liabilities of the Fabrication Business or arising from the disposition of the Fabrication Business that are inconsistent with the terms of this Agreement or for which the Buyer could be liable.

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

         2.33 Disclosure. No representation or warranty by the Sellers or the Key Employees contained in this Agreement or pursuant hereto, and no exhibit, agreement, document, statement, certificate or schedule furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Sellers and the Key Employees as follows:

         3.01 Incorporation and Standing of the Buyer. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to do business in all states in which the nature of its business or the character of its properties requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on the Buyer.

         3.02 Authority for Agreement. The Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform its obligations hereunder. The execution and delivery of this Agreement, the Ancillary Agreements and the performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other action on the part of the Buyer, and when executed and delivered on behalf of the Buyer, this Agreement and the Ancillary Agreements will constitute valid and legally binding obligations of the Buyer enforceable against the Buyer in accordance with their terms subject to applicable Creditors' Rights and Equity.

         3.03 Brokers and Finders. Neither the Buyer nor any of its officers, directors, employees, agents or affiliates has or will, as a result of the transactions contemplated by this Agreement, employ any broker, agent or finder or incur any liability for any brokerage fees, agents' commissions, or finders' fees in connection with the transactions contemplated by this Agreement.

         3.04 No Conflicts. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements, the consummation by the Buyer of the transactions contemplated hereby and thereby, and compliance by the Buyer with the provisions hereof and thereof will not (with or without the giving of notice or lapse of time) (a) conflict with or result in a breach of any provision of the Buyer's articles of incorporation or by-laws or (b) to Buyer's Knowledge violate any (i) judgment, order, writ or decree of any court applicable to the Buyer or (ii) any law to which Buyer is subject.

         3.05 Consents. Except for filings under the HSR Act, there are no (i) consents, approvals, licenses or authorizations of any public body or authority,
(ii) designations, declarations or filings with any public body or authority that are required for the lawful consummation of the transactions contemplated hereby or thereby by Buyer or (iii) Notices, Consents or waivers under any agreements or contracts to which the Buyer is a party that are necessary to consummate the transactions contemplated hereby.

         3.06 Allegiance Relationship. Buyer has investigated the business relationship between Sellers and Allegiance, the transferability of that business relationship to Buyer upon the Closing, the ability to obtain pricing satisfactory to Buyer, penalties for termination of the Allegiance contract with Sellers and related matters. Unless it constitutes a breach of a representation hereunder, the Buyer accepts the future business risks following closing which are associated with the ability to continue doing business with Allegiance, other customers, distributors and suppliers and to negotiate price issues and exclusivity.

         3.07 Insurance. Buyer acknowledges its responsibility to have and maintain fire, theft, casualty and third-party liability insurance policies required by Laws and Regulations insuring the Buyer, the Business and Acquired Assets, and Buyer's interest therein, from and after the Closing Date.

         3.08 Medicare. Buyer has reviewed the Medicare reimbursement percentages and collections on Medicare bills and the manner in which such bills and collections have been reported on Sellers' books and records and Buyer is satisfied with the same, subject to the Buyer's rights hereunder.

                                   ARTICLE IV

                   COVENANTS OF THE SELLERS AND KEY EMPLOYEES

         The Sellers and the Key Employees, jointly and severally, covenant and agree with the Buyer as follows:

         4.01 Conduct Prior to Effective Time. Unless otherwise expressly consented to in writing by the Buyer, which consent shall not be unreasonably withheld, from and after the date of this Agreement through the Effective Time, the Sellers and the Key Employees jointly and severally agree to:

              (a) carry on the Business in the ordinary and usual course including, but not limited to, billing, collection practices, inventory transactions and payment of accounts payable;

              (b) keep and preserve the Acquired Assets in at least as good order, condition and repair as existed on the date of this Agreement;

              (c) not take any action which adversely effects the goodwill of the Sellers' suppliers, employees, customers and others having business relations with the Sellers;

              (d) maintain in full force and effect insurance comparable in amount and in scope to the current policies;

              (e) perform their obligations under and not change any of the material terms under all agreements, leases, and other commitments relating to or affecting the Acquired Assets or the Business;

              (f) maintain in full force and effect and comply with all permits, certificates, licenses, approvals, patents, registrations and authorizations relating to the Business and required under all applicable Laws and Regulations;

              (g) except in the ordinary course of business consistent with past practice, or except with regard to Carbona, not grant any increase or make any change in the compensation or benefits of any employee who is to be subsequently employed by Buyer, without the Buyer's prior written consent;

              (h) Sellers shall not, without the prior written consent of the Buyer, which consent will not be unreasonably withheld:

                  (i) sell, transfer, Lease or otherwise dispose of any of its assets other than in the ordinary course of business and consistent with past practice;

                  (ii) amend their certificates of incorporation or bylaws or merge or consolidate or obligate themselves to do so with or into any other entity;

                  (iii) change its authorized or issued capital stock or issue any rights or options to acquire shares of its capital stock;

                  (iv) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business and the terms of which are consistent with past practice;

                  (v) enter into any employment or consulting contract or arrangement with any person which is not terminable at will, without penalty or continuing obligation;

                  (vi) incur, create or assume any mortgage, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of the Acquired Assets;

                  (vii) fail to pay before delinquency all taxes, assessments, governmental charges or levies imposed upon its income, profits or assets or otherwise required to be paid by it, or fail to pay when due any liability or charge which, if unpaid, might become a lien or charge upon any of the Acquired Assets;

                  (viii) declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock or any securities convertible into or exchangeable for such stock;

                  (ix) make or authorize the making of any capital expenditure in excess of $50,000;

                  (x) incur any debt or other obligation for money borrowed except in the ordinary course of Business consistent with past practice;

                  (xi) volitionally incur any other obligation or liability, absolute or contingent except in the ordinary course of business and consistent with past practice;

                  (xii) waive or permit the loss of any substantial right except in the ordinary course of Business consistent with past practice;

                  (xiii) take any action or omit to take any action which will result in a violation of any Law or Regulation or cause a breach of any agreements, contracts or commitments;

                  (xiv) cause the Buyer, its counsel, accountants, and other representatives, to have full access, during normal business hours, to the properties, books, and records of the Sellers and the Key Employees relating to the Business and the Acquired Assets and shall cause its officers, employees, agents and representatives to furnish to the Buyer and its representatives during such period all such information concerning the Business and, subject to the Confidentiality Agreement, the status of the proposed sale of the Fabrication Business as the Buyer or its representatives may reasonably request.

                  (xv) Nothing contained in this Section 4.01(h) shall prohibit, limit or require the consent of the Buyer to CHI's negotiation or consummation of the sale of the Fabrication Business provided such negotiation or consummation does not constitute a breach of this Agreement.

         4.02 Use of Names. The Sellers and the Key Employees, jointly and severally, agree that they shall not from and after the Effective Time, use or grant any rights to any individual, corporation, partnership, or other entity or any other person to use, or otherwise consent to the use of, any name or mark that is similar to the service marks, trademarks or trade names sold, transferred, assigned and conveyed pursuant to the terms of this Agreement. Not later than thirty (30) days after the Closing, each of the Sellers will prepare and file an amendment to their certificates of incorporation changing the corporate names of each of the Sellers to an unrelated name.

         4.03 Cooperation; Required Approvals. The Sellers and the Key Employees will use their respective commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do,

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

or cause to be done, all things necessary, proper, or advisable under the provisions of this Agreement and under applicable law to (i) consummate and make effective all of the transactions contemplated by this Agreement and (ii) obtain all consents identified in Schedule 2.26 attached hereto. Sellers shall promptly advise the Buyer if any such consents cannot be obtained or if any condition precedent to their obligations hereunder will not be satisfied in a timely manner. Subject to the requirements of Section 2.06, upon the Closing, Buyer shall be deemed to have waived any consents which have not then been obtained without any reduction in the Purchase Price.

         4.04 Confidential Information. Sellers and the Key Employees acknowledge that after the Sellers' Closing, Buyer could be irreparably damaged if Sellers', the Key Employees' or any of the Sellers' affiliates' confidential knowledge of the operations of the Business were disclosed to or utilized on behalf of any person, firm, corporation or other business entity other than Buyer or its affiliates, and Sellers and Key Employees covenant and agree that for a period of five (5) years after the Closing, they will not following the Closing, without the prior written consent of Buyer, disclose or use in any way any such confidential information, unless (i) compelled to disclose such confidential information by judicial or administrative process or, in the opinion of their counsel, by other requirements of law, or (ii) such confidential information is generally available to the public through no fault of Sellers or the Key Employees.

         4.05 No Solicitation; Other Offers. From the date of this Agreement until the termination of this Agreement or the Effective Time, whichever first occurs, the Sellers and the Key Employees shall not, and shall use their best efforts to cause the officers, directors, employees, affiliates, representatives and other agents (including attorneys, investment bankers and accountants) of the Sellers or the Key Employees not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal or offer from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries, proposals or offers or to obtain or approve any Acquisition Proposal, or agree to any Acquisition Proposal, and the Sellers or the Key Employees shall immediately notify the Buyer of all relevant terms of any such inquiries, proposals, or offers received by the Sellers or the Key Employees or by any such officer, director, employee, affiliate, representative or agent, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries, proposals or offers, the identity of each of the persons or entities making such inquiries, proposals, or offers, and, if any such inquiry, proposal or offer is in writing, the Sellers or the Key Employees shall immediately deliver a copy thereof to the Buyer. For purposes hereof, "Acquisition Proposal" means any proposal for the acquisition of assets of the Sellers or the stock of the Sellers, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise other than the Fabrication Business.

         A response by the Sellers to an unsolicited inquiry, proposal, or offer from any person that constitutes or would reasonably be expected to lead to an Acquisition Proposal that they are bound by this Agreement and that they will be in communication with any third party following a termination of this Agreement shall not constitute a breach of this Section 4.05.

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

         4.06  Not to Compete.

              (a) Sellers jointly and severally agree with the Buyer that for a period of five (5) years after the Closing the Sellers shall not, directly or indirectly, (i) engage or become interested in, as an employee, manager, Consultant, owner, partner, through stock ownership (other than a less-than-2% interest in a corporation having securities which are listed for trading on a national securities exchange), investment of capital or lending of money or property to any person, enterprise, partnership, association, corporation, limited liability company, joint venture or other entity which is directly or indirectly engaged in the business of manufacturing, selling, renting, leasing or otherwise providing specialty patient beds, overlays, mattress replacement systems, pressure relieving pads and surfaces or other therapeutic support surfaces anywhere in the United States, (ii) induce or attempt to induce any customer to cease doing business with the Buyer or any of its affiliates, or take any action which would reasonably be expected to reduce, damage or interfere with the relationship between any customer and the Buyer or such affiliate, (iii) use for their own benefit or disclose the contract terms, pricing and/or requirements of any such customer to any other person or persons, natural or corporate, except as such disclosure is required by all Laws and Regulations, (iv) solicit or hire any of the employees or consultants of the Buyer (including without limitation, employees of the Sellers hired by the Buyer) for a period of two (2) years from the Closing, except that the Sellers may hire former Employees of the Buyer whose Employment with the Buyer terminated without solicitation from the Sellers.

              (b) In the event that this Section 4.06 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

              (c) Sellers recognize and acknowledge that in the event of its failure to comply with any of the covenants contained in Sections 4.04, 4.05 and 4.06, it may be impossible to measure in money the damages to the Buyer and that in the event of such failure, the Buyer may not have an adequate remedy at law. It is therefore agreed that the Buyer, in addition to any other rights or remedies which it may have, shall be entitled to immediate injunctive relief (without the requirement of any bond) to enforce such covenants, and that if any action or proceeding is brought in equity to enforce the same, the Sellers will not urge, as a defense, that there is an adequate remedy at law.

         4.07 February 28, 1998 Financial Statements. Within two (2) weeks of the date hereof, the Sellers shall deliver to the Buyer a copy of the unaudited consolidated balance sheet of the Sellers at February 28, 1998 and the related statements of income, owner's equity and cash flow for the period then ended (the "February Statements"). The February Statements will be compiled from the Sellers' books and records and (i) to the Sellers' knowledge will be true, correct and complete, (ii) will be prepared in accordance with GAAP, consistently applied and maintained throughout the period indicated and (iii) will fairly present in all material respects the financial condition of the Sellers as of the date presented and the results of operations and cash flow of the Sellers for the period covered thereby, and the assets and liabilities of the Sellers as of the date thereof. The February Statements will not contain any extraordinary items of income except as specified therein.

         4.08 Termination of Excluded Agreements. As promptly as reasonably possible following the Closing Date, the Sellers shall:

              (a) Send a termination notice, subject to the Buyer's sole approval, to all of the parties of the Excluded Agreements listed on Schedule 1.02(s) which shall include, but not be limited to:

                  (i) notification of Sellers' termination of the respective Agreement; and

                  (ii) notification that Buyer will contact the party to discuss rental terms upon which the party can continue to use the respective asset.


              (b) Allow the Buyer to contact any of the parties to the Excluded Agreements and to commence negotiation of rental agreements (the "New Rental Agreements").

         4.09 Cooperation Regarding Return of Equipment. Following the Closing Date, the Sellers shall cooperate with Buyer to facilitate the return of the underlying assets which are the subject of the Excluded Agreements and for which Buyer has not entered into New Rental Agreements following the Closing Date.

         4.10 Lease Agreement. The Buyer and the Sellers shall negotiate in good faith a Lease Agreement (which shall include a fair market value rental fee) with respect to the assets that are the subject of the Excluded Agreements on terms that are mutually satisfactory to the Buyer and the Sellers (the "Asset Lease").

         4.11 Buyer's Access. Subject to Section 5.02(a), from and after the date hereof, the Sellers will afford the Buyer and its representatives reasonable full and free access to the Sellers and their contracts, books and records, and all other documents and data and will make the officers, employees, attorneys, agents, independent accountants and actuaries of the Sellers available to discuss such aspects of the Business financial condition or prospects of the Sellers as may be reasonably necessary.

         4.12 Termination of Employment Agreement. The Sellers and Carbona are parties to a certain Employment Agreement dated December 19, 1995. Prior to the Closing Date, the Sellers and Carbona will terminate such Employment Agreement and will deliver to the Buyer evidence of such termination reasonably satisfactory to the Buyer.

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

                                    ARTICLE V

                             COVENANTS OF THE BUYER

         The Buyer covenants and agrees with the Sellers and the Key Employees as follows:

         5.01 Cooperation. The Buyer will use its commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective all the transactions contemplated by this Agreement.

         5.02 Employees.

              (a) Except with regard to Employees working at Vic's Shop, the Buyer shall be allowed to interview each Employee for employment effective as of the Effective Time and shall consider these Employees for hire consistent with, and subject to, the Buyer's requirements and employment policies. The Buyer shall not be obligated to hire any particular Employees or numbers of Employees of the Sellers. The Sellers shall permit the Buyer to interview Employees at times and locations acceptable to each of the Sellers and the Buyer. No later than 30 days from the date of this Agreement, the Buyer shall provide to the Sellers a list of Employees it intends to employ following the Closing Date. The Sellers shall permit the Buyer to communicate with Employees at reasonable times and upon reasonable notice concerning the Buyer's plans, operations, business, customer relations and general personnel matters, provided that such contacts shall be conducted in a manner as is reasonably acceptable to the Sellers. The Buyer shall pay to any Employee not offered comparable employment (but not to any Employee offered comparable employment who does not accept such employment) by the Buyer, within 30 days from the Closing Date or such shorter amount of time as may be required by law, the amount of accrued vacation and sick pay, if any, set forth on Schedule 5.02 attached hereto. Notwithstanding the foregoing, Employees of Sellers who work at Vic's Shop will not be interviewed by Buyer nor offered employment by Buyer and will remain Employees of their present Employer without payment of any vacation pay or severance by Buyer pursuant to this
Section 5.02(a). Each Employee offered employment by the Buyer effective as of the Closing Date who accepts such employment shall be referred to herein as a "Transferred Employee." For purposes of eligibility and vesting (but not for benefit accrual purposes) under any qualified retirement plan of the Buyer for which a Transferred Employee otherwise becomes eligible, such Transferred Employee shall be given credit for the time employed by the Sellers. For purposes of determining any severance benefits payable from the Buyer to a Transferred Employee, such Transferred Employee shall be given credit for the time employed by the Sellers. It is understood that the accrued vacation and sick pay information shall be updated as of the Closing Date to account for the normal accrual of vacation and sick pay and in accordance with Section 4.01. If this Agreement is terminated, then the Buyer shall not solicit to hire or hire any current employee of Sellers for five (5) years from the date of such termination or, if shorter, the maximum length of time that such prohibition would be enforceable under applicable law; provided, however, that the Buyer

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

may hire any such employee whose employment with the Sellers was terminated by the Sellers or such employee without any solicitation from the Buyer.

              (b) Other than as set forth in Sections 5.02(a) and (c) and subject to the provisions of the Buyer's policies and programs, each Transferred Employee shall be eligible to participate following the Closing Date under each of the Buyer's employee benefit plans, programs or arrangements available to similarly situated employees of the Buyer, subject to the terms upon which such plans, programs or arrangements allow new participation by the Buyer's employees. Except as provided herein, the Buyer has no obligation to (i) make any contributions or accruals with respect to any period preceding the Closing Date, (ii) offer Transferred Employees the same or comparable employee plans or benefits as offered by the Sellers, or (iii) assume any liability of the Sellers with respect to the Sellers' employee benefit plans or severance policy, accrued vacation or sick leave for the Sellers' employees, or the Sellers' employment of the Transferred Employees prior to the Closing Date. As of the Closing Date, Buyer will credit to its vacation pay plan the amount of vacation pay for each Transferred Employee accrued on the books and records of the Sellers as of the Closing Date. Buyer will pay such accrued vacation pay or make vacation time available to each Transferred Employee pursuant to Buyer's vacation pay plan. Buyer shall be responsible for paying all late pay penalties imposed by any state or local labor codes or similar statutes resulting from the failure of Buyer to timely pay a Transferred Employee any accrued vacation pay, or make vacation time available.

              (c) As of immediately after the Effective Time, the Buyer will assume and be responsible for compliance with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101(a)(2) et.seq. (the "WARN Act") with respect to the employees (the "Sellers' Former Employees") of the Sellers engaged in the subject Business (excluding Vic's Shop for purposes of this subsection (c)) at the Effective Time. The Buyer agrees for purposes of the WARN Act, that the Sellers will cease to be the employers of the Sellers' Former Employees as of the Effective Time. The Buyer warrants and represents that, on or before the Effective Time (i) Buyer will offer employment to as many of Sellers Former Employees as is necessary to avoid a "plant closing" as such term is defined in the WARN Act, (ii) the Buyer will offer employment to as many of the Sellers Former Employees as is necessary to avoid a "mass layoff" as such term is defined in the WARN Act, and (iii) the Buyer will avoid taking actions which would trigger the Sellers' liability pursuant to the WARN ACT pursuant to the consummation of the transaction herein contemplated.

              (d) This Agreement is not intended to create and does not create any contractual or legal rights in or enforceable by any employee of the Sellers employed with the Business or upon any party other than the Sellers, the Key Employees or the Buyer. Any written communications to the employees of the Sellers employed with the Business concerning the subject matter of this Section
5.02 shall be approved by the Sellers and the Buyer. The Sellers agree to use their reasonable efforts to incorporate the Buyer's comments in any written communications to the employees of the Sellers employed with the Business concerning the subject matter of this Section 5.02.

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

         5.03 Rented Equipment. The specialized support therapy mattress systems of Sellers which are included in the Acquired Assets and are presently rented to third parties and in their possession are acquired as of the Closing Date in their "as-is", "where-is" condition.

         5.04 Financing Contingency. With regard to the financing contingency set forth at Section 7.12 below, if Buyer is aware at the time of the closing of the BRS Transaction that it will not have completed arrangements for the financing described in Section 7.12 on or before the Closing Date, then Buyer shall inform the Sellers and the Key Employees accordingly.

                                   ARTICLE VI

           CONDITIONS TO OBLIGATIONS OF THE SELLERS AND KEY EMPLOYEES

The obligations of the Sellers and the Key Employees to proceed with the Closing hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Sellers and the Key Employees at any time prior to or at the Closing:

         6.01 Bringdown of Representations and Warranties of the Buyer. The representations and warranties of the Buyer contained in this Agreement and qualified by words "material" or "Material Adverse Effect" or like words shall be true as of the date of this Agreement, and the representations and warranties not so qualified shall be true in all material respects as of the date of this Agreement. All such representations and warranties shall be deemed to have been made again as of the Closing Date and shall be true as of the time of the Closing. The Buyer shall have executed and delivered to the Sellers and the Key Employees a certificate to such effect dated the Closing Date.

         6.02 Covenants and Agreements of the Buyer. The Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with and the Buyer shall have executed and delivered a certificate to the Sellers and the Key Employees to such effect dated the Closing Date.

         6.03 Escrow Agreement. The Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         6.04 Intellectual Property Agreement. The Buyer and Key Employees shall have executed and delivered an Intellectual Property Agreement in the form of Exhibit E attached hereto.

         6.05 Rental Agreements. The Buyer and CH Realty, Ltd shall have executed and delivered the 1201 Facility Rental Agreement in the form of Exhibit N attached hereto.

         6.06 Assumption Agreements. Assignment and Assumption Agreements in substantially the forms of Exhibits J-1 and J-2, respectively, attached hereto pertaining to the Real Property Leases and Personal Property Leases shall have been executed and delivered by the parties thereto.

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

         6.07 Assignment and Assumption of the Contracts. An Assignment and Assumption of the Contracts, which Assumed Contract Assignment shall be in the form attached hereto as Exhibit P shall have been executed and delivered by the parties thereto.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer to proceed with the Closing hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless expressly waived in writing by the Buyer at any time prior to or at the Closing, and the Buyer shall have the right to terminate this Agreement if the following conditions have not been fulfilled at the Closing:

         7.01 Bringdown of Representations and Warranties of the Sellers and the Key Employees. The representations and warranties of the Sellers and the Key Employees contained in this Agreement and qualified by words "material" or "Material Adverse Effect" or like words shall be true as of the date of this Agreement, and the representations and warranties not so qualified shall be true in all material respects as of the date of this Agreement. All of such representations and warranties shall be deemed to have been made again as of the Closing Date and shall be true as of the time of Closing. The Sellers and the Key Employees shall have each executed and delivered to the Buyer a certificate to such effect dated the Closing Date.

         7.02 Covenants and Agreements of the Sellers. The Sellers and the Key Employees shall have caused all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing to be so performed or complied with and the Sellers and the Key Employees shall have each executed and delivered to the Buyer a certificate to such effect dated the Closing Date.

         7.03 Consents. The consents necessary or advisable to transfer the Acquired Assets, Contracts, Personal Property Leases and Real Property Leases to the Buyer and for the Buyer to operate the Business from and after the Effective Time shall have been secured in a form reasonably satisfactory to the Buyer including the consents listed on Schedule 2.26.

         7.04 Material Adverse Effect. There shall not have been any Material Adverse Effect with respect to the Acquired Assets or the acquired Business prior to the Closing.

         7.05 Releases. All of the Liens and other encumbrances (excluding Permitted Exceptions) outstanding on any of the Acquired Assets shall have been terminated and released prior to or at the Closing.

         7.06 Escrow Agreement. The Sellers and the Escrow Agent execute or shall have executed and delivered the Escrow Agreement. The Sellers, Key Employees and Buyer hereby mutually

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

acknowledge and agree that the amount of the Escrow shall not be taken as a limitation of the remedies of Sellers, Key Employees and Buyer under this Agreement.

         7.07 Non-Competition Agreements. The Key Employees shall have executed Non-Competition Agreements in substantially the form of Exhibits I-1 and I-2, respectively, attached hereto.

         7.08 Intellectual Property Agreement. The Buyer and the Key Employees shall have executed and delivered an Intellectual Property Agreement in the form of Exhibit E attached hereto.

         7.09 Opinion of Counsel. Ginsberg and Brusilow, P.C., counsel to the Seller, shall have delivered to the Buyer a legal opinion in form and substance reasonably satisfactory to the Buyer substantially to the effect set forth in Exhibit M attached hereto.

         7.10 Bill of Sale, Assignment and Assumption Agreements. The Sellers and the Key Employees shall have each executed the Bill of Sale, Assignment and Assumption Agreements in substantially the forms of Exhibits J-1 and J-2, respectively, attached hereto.

         7.11 Governmental Approvals. All statutory and regulatory consents and approvals which are required under the laws or regulations of the United States necessary (i) to permit the consummation of the transactions contemplated by this Agreement and (ii) for the Buyer to own and operate the Acquired Assets shall have been received.

         7.12 Financing. Buyer shall have completed arrangements for the financing of the purchase of the Acquired Assets on terms and conditions to the Buyer's sole satisfaction, and Buyer shall have received the proceeds thereof.

         7.13 Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would materially limit or adversely the Buyer's ownership or control of any of the Acquired Assets or the Business, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) which might have a material adverse effect on the Acquired Assets or on the business, prospects or condition (financial or otherwise) of Sellers.

         7.14 Other Agreements.

              (a) CH Realty shall have obtained Compass Bank's consent to the 1201 Rental Agreement and non-disturbance agreement with respect to the Buyer's possession of the 1201 Facility pursuant to the 1201 Rental Agreement. The Buyer and CH Realty, Ltd. shall have executed and delivered the 1201 Rental Agreement in the form of Exhibit N attached hereto.

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

              (b) The Buyer and CH Leasing Ltd. shall have executed and delivered the Supply Agreement.

              (c) The Buyer and the Sellers shall have executed and delivered the Asset Lease.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                     INDEMNIFICATION; REMEDIES UPON DEFAULT

         8.01 Survival of Representations and Warranties. All representations and warranties made by each party in this Agreement shall survive the Closing Date for a period of two (2) years, except the representations and warranties set forth in Sections 2.04 (relating to the title of the Acquired Assets), 2.07 (relating to intellectual property), 2.10 (relating to compliance with applicable laws), 2.13 (relating to Taxes), 2.22 (relating to environmental matters), 2.23 (relating to employee benefit programs), 2.25 (relating to certain payments), 2.28 (relating to fraud and abuse) and 2.29 (relating to reimbursement) which shall survive until the date on which the statute of limitations applicable to such matters expires. Any claims under this Agreement must be asserted by written notice within the applicable survival period contemplated by this Section 8.01 and if such a notice is given the survival period for such claim shall continue until the claim is fully resolved. For purposes of determining the existence of any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, or calculating the amount of any Losses (as hereinafter defined) incurred in connection with any such misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement, any and all references to dollar amounts, material or Material Adverse Effect (or other correlative terms) shall be disregarded.

         8.02 Indemnification by the Sellers and the Key Employees. Subject to the limitations set forth in Section 8.04 hereof, in accordance with the procedures set forth in Section 8.05 (if applicable), the Sellers and the Key Employees agree, jointly and severally, to indemnify the Buyer harmless from all liabilities, damages, losses, costs, fines and penalties, reasonable attorneys' fees, and other expenses (collectively, "Losses") resulting from or arising out of or incurred with respect to (a) any inaccuracy in, or breach of, any representation or warranty of the Sellers or the Key Employees (or any certificate or other document delivered by the Sellers or the Key Employees hereunder including, without limitation, the Ancillary Agreements), (b) any breach of any covenant or agreement of the Sellers or the Key Employees contained in this Agreement (or any certificate or other document delivered by the Sellers or the Key Employees hereunder including, without limitation, the Ancillary Agreements), (c) any Excluded Liability and (d) any and all liabilities, other than the Assumed Liabilities, of the Sellers or the Key Employees related to the Business first arising before the Effective Time.

         8.03 Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Sellers and the Key Employees harmless from all Losses resulting from or arising out of or incurred with respect to (a) any inaccuracy in, or breach of, any representation or warranty of the Buyer (or any certificate or other document delivered by the Buyer including, without limitation, the Ancillary Agreements), (b) any breach of any covenant or agreement of the Buyer contained in this Agreement (or any certificate or other document delivered by the Buyer including without limitation the Ancillary Agreements), (c) the Assumed Liabilities and (d) any and all liabilities, other than the Excluded Liabilities, Losses and Taxes and all other similar governmental charges related to the Business first arising from and after the Effective Time.

         8.04 Limitations on Indemnification. The indemnification provided for in Sections 8.02 and 8.03 shall be subject to the following limitations:

              (a) Subject to the terms of this Agreement, the Sellers and the Key Employees shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 8.02(a) and only for unintentional breaches of
Section 4.01 under Section 8.02(b) unless and until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to $100,000 (the "Basket"), whereupon the Buyer shall be entitled to indemnification under Section 8.02(a) for all such Losses including without limitation unintentional breaches of
Section 4.01 under Section 8.02(b).

              (b) In the case of a breach by the Sellers or the Key Employees of: (i) any covenant or agreement of the Sellers or the Key Employees contained in this Agreement, or (ii) the representations and warranties contained in Sections 2.04, 2.10, 2.12, 2.13, 2.22, 2.23, 2.25, 2.28 and 2.29 the Buyer shall be entitled to indemnification for all such Losses but shall be limited to the aggregate amount of the consideration paid to the Sellers and the Key Employees pursuant to Sections 1.06(a) and (b); and

              (c) In the case of a breach by the Sellers and the Key Employees of all other representations and warranties contained in Article II hereof, and for unintentional breaches of Section 4.01, the Buyer shall be entitled to indemnification for all such Losses but shall be limited to an aggregate of $10,000,000. Clauses (a), (b) and (c) of this Section 8.04 are subject to paragraphs (d) and (e) below.

              (d) Subject to Section 8.01 hereof, no claims for indemnification in respect of Sections 8.02(a) or 8.03(a) shall be made after the date, if any, on which the applicable covenant, representation or warranty upon which such claim was based ceases to survive pursuant to Section 8.01. No claim for indemnification shall be made for unintentional breaches under Section 4.01 if not asserted prior to two (2) years after the Closing Date.

              (e) The limitations on the indemnification obligations set forth in this Section 8.04 shall not apply to any Excluded Liabilities or any and all liabilities, other than Assumed Liabilities, of the Sellers or the Key Employees related to the Business first arising before the Effective Date.

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

         8.05 Indemnification Procedures.

              (a) A party seeking indemnification pursuant to this Agreement (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by a third party which is not an affiliate of any party hereto in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby.

              (b) The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement or assertion of any Third Party Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (i) the defense of such Third Party Claim by the Indemnifying Party will not, in the judgment of the Indemnified Party, have a Material Adverse Effect on the Indemnified Party; and (ii) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and
(iii) the Third Party Claim solely seeks (and continues to seek) monetary damages; and (iv) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim (the conditions set forth in clauses (i) through (iii) are collectively referred to as the "Litigation Conditions"). If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 8.05, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 8.05, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) the Litigation Conditions cease to be met, or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith.

              (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

              (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim (i) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Third Party

Claim, or (ii) which grants any injunctive or equitable relief, or (iii) which may reasonably be expected to have a Material Adverse Effect on the affected business of the Indemnified Party. The Indemnified Party shall have the right to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Party, with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

              (e) Amounts payable in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price unless otherwise required by law. Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

         8.06 Intentionally Omitted.

         8.07 Remedies. The remedies in this Section 8 shall be the parties exclusive remedies with respect to any and all matters covered by this Agreement, except for the remedies of specific performance, injunction and other equitable relief.

         8.08 Buyer's Investigation.

              (a) The Buyer may not rely upon any representations or warranties made by the Sellers or the Key Employees except as expressly set forth in this Agreement, the Schedules, or in a writing delivered to the Buyer by the Sellers or the Key Employees expressly referencing this Agreement.

              (b) The Buyer hereby acknowledges and undertakes to accept the future financial risks associated with the impact of any adverse future change in any of the Laws or Regulations as it relates to the Acquired Assets or the Business after the Closing. The Parties further acknowledge that various federal and states statutes and regulations presently in effect, or which may be enacted in the future, regulate permissible contractual and business relationships including but not limited to Health Care Finance Administration ("HCFA") regulations, Federal medicare/medicaid fraud and abuse laws and regulations, the Stark I and II legislation and court decisions related to the foregoing. The Buyer has performed its own review and investigation of the express terms of the Contracts, Personal Property Leases, Allegiance contract, dealer consignment and revenue sharing arrangements set forth in Exhibits B-1, B-2 and B-3 all of which are being assumed by the Buyer as expressly provided herein and the Buyer has performed its own due diligence to determine whether or not the express terms of such arrangements comply with or are adversely affected by all presently applicable Federal and State Laws and Regulations and whether the same are susceptible to Laws or Regulations. Notwithstanding any other provision of this Agreement, neither Sellers nor Key Employees make any representation or warranty (whether express or implied) in this Agreement with respect to whether the express terms of such contracts and agreements described above comply with Laws and Regulations and, except as provided in the next two sentences, Buyer assumes sole responsibility and financial risk on and following the closing that performance of the express terms of such contracts and agreements assumed by the Buyer following the Closing described above comply with Laws and Regulations. The Buyer shall not assert a claim against the Sellers or the Key Employees for a breach of a representation or warranty under this Agreement based on a claim that the express terms of such above-described arrangements assumed by the Buyer following the Closing (excluding any modifications thereof or conduct not in compliance with such contracts, agreements or not otherwise in compliance with Laws and Regulations) do not comply with Laws and Regulations. Notwithstanding the foregoing, the Buyer does not assume and the Sellers and the Key Employees shall continue to be responsible for all claims, losses, liabilities and damages arising from conduct of the Sellers and the Key Employees prior to the Closing or arising from any conduct or occurrence within the preceding parenthetical including, but not limited to (i) the collectibility of any receivables from the above-described arrangements which are generated before the Closing; (ii) violation of any of the express terms of the above-described arrangements; and
(iii) any other conduct of the Sellers and the Key Employees prior to the Closing in connection with the Sellers' performance of the above-described arrangements. This Section 8.08 shall survive after the Closing.

                                   ARTICLE IX

                                     GENERAL

         9.01 Notices, Etc. All notices, requests, demands, and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon or upon hand delivery or upon deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, as follows:

If to the Sellers:

                  CH Industries, Inc.
                  1201 North I-35
                  Carrollton, TX 75006

         With a copy to (which copy shall not constitute notice to or service on Sellers):

                  Charles E. Hasty
                  2214 High Country Drive
                  Carrollton, TX 75007
                  Facsimile Number:

                  Michael D. Ginsberg, Esq.
                  Ginsberg & Brusilow
                  14785 Preston Road, Lockbox 64
                  Dallas, TX 75240
                  Facsimile Number: (972) 702-0662

                  John A. Carbona
                  4405 Lorraine
                  Dallas, TX 75205

                  Johnson, Fort, Meissner & Joseph
                  1555 River Park Drive, Suite 108
                  Sacramento, CA  95815-4666
                  Facsimile Number: (916) 920-9379
                  Attention:  John J. Meissner, Jr.

If to the Key Employees:

                  Charles E. Hasty
                  2214 High Country Drive
                  Carrollton, TX 75007
                  Facsimile Number:

                  John A. Carbona
                  4405 Lorraine
                  Dallas, TX 75205

         With a copy to (which copy shall not constitute notice to or service on Key Employees):

                  Johnson, Fort, Meissner & Joseph
                  1555 River Park Drive, Suite 108
                  Sacramento, CA  95815-4666
                  Facsimile Number: (916) 920-9379
                  Attention:  John J. Meissner, Jr.

If to the Buyer:

                  MEDIQ/PRN Life Support Services, Inc.
                  One Mediq Plaza
                  Pennsauken, New Jersey  08110
                  Facsimile Number:  (609) 661-0958
                  Attention:  Thomas E. Carroll

         With a copy to (which copy shall not constitute notice to or service on Buyer):

                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA  19103

                  Facsimile Number:  (215) 994-2222
                  Attention:  Henry N. Nassau

or at such other address as shall have been furnished to the other in writing in accordance herewith, except that such notice of such change shall be effective only upon receipt.

         9.02 Enforcement. In the event the Sellers, the Key Employees or the Buyer shall seek enforcement of any covenant, warranty or other term or provision of this Agreement, the party that prevails in such enforcement proceedings shall be entitled to recover reasonable attorneys' fees from outside counsel actually incurred by it in connection therewith.

         9.03 Amendments and Waiver. This Agreement may be amended or modified by, and only by, a written notarized instrument executed by all the parties hereto. The terms of this Agreement may be waived by, and only by, a written notarized instrument executed by the party against whom such waiver is sought to be enforced.

         9.04 Expenses. Except as otherwise expressly herein provided, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of such party's counsel incidental to the preparation of and/or consummation of this Agreement). The Buyer has paid the filing fee pursuant to the HSR Act.

         9.05 Section and Other Headings; References. The section and other headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement. References to Articles or Sections when used without further attribution shall refer to the particular articles or sections of this Agreement.

         9.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         9.07 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The Buyer shall have the right to assign this Agreement and the rights and obligations hereunder (i) to any affiliate of the Buyer, or (ii) to any lender providing financing to the Buyer in connection herewith. John A. Carbona is assigning and transferring any and all right, title and interest he has in the assets described on Exhibit "C" to the John A. Carbona Charitable Remainder Trust (the "Trust") immediately following the execution of this Agreement. Such assignment shall not relieve John A. Carbona of any of his obligations hereunder and shall be subject to the Trust assuming liability for John A. Carbona's obligations hereunder. The Buyer hereby consents to such assignment and assumption and the form and content of such assignment shall be in the form attached hereto as Exhibit Q. Notwithstanding any provision of this Agreement to the contrary, Michael D. Ginsberg, as Special Independent Trustee of the John A. Carbona Charitable Remainder Trust ("Trustee") shall have the right to determine not to sell its interest in the assets described on Exhibit "C" by delivering written notice to Buyer by 5 p.m., Eastern Standard Time on April 27, 1998 stating whether or not Trustee is exercising such right. Time is of the essence with respect to delivery of such notice. The failure of Buyer to timely receive such notice shall be deemed Trustee's election to proceed with sale of its interest in the assets described on Exhibit "C" and waiver of any right to determine not to sell its interest in the assets described on Exhibit "C". If the Trustee exercises its right to determine not to sell its interest in the assets described on Exhibit "C" as described above, then either the Buyer or the Sellers and the Key Employees may terminate this Agreement. Except as otherwise expressly permitted herein, this Agreement shall not be assigned by any party hereto without the written consent of the other parties. Sellers' merger or the sale of stock or assets of the Fabrication Business shall not create a default or otherwise violate any portion of this Agreement so long as it is not inconsistent with the express terms hereof.

         9.08 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         9.09 Exhibits and Schedules. All Exhibits and Schedules referred to herein and attached hereto are incorporated herein for all purposes.

         9.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. Notwithstanding the preceding sentence, the parties agree that: (i) the Confidentiality Agreement (as hereinafter defined) and (ii) Section 6 "Termination Fee" and the binding provision necessary to continue such Section in force as contained in that certain Letter of Intent dated March 6, 1998 executed by CH Industries, Inc., Charles E. Hasty and MEDIQ Incorporated, and as amended shall remain in full force and effect.

         9.11 Legal Invalidity. If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void the Agreement or affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.

         9.12 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be construed under and governed by the laws of the State of Texas, without giving effect to conflicts of laws principles.

         9.13 Arbitration.

              (a) The Buyer, the Sellers and the Key Employees agree that all disputes, controversies or claims that may arise among them (including their agents and employees) including, without limitation, any dispute, controversy or claim arising out of the transactions contemplated hereby or this Agreement, or the breach, termination or invalidity thereof, shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted pursuant to the Commercial Arbitration Rules (the "Rules") then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this Section 9.13. If the amount in controversy in the arbitration exceeds $200,000 exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The arbitrator(s) shall be selected pursuant to the Rules. Exclusive venue for such arbitration shall be in Chicago, Illinois. The arbitrator(s) shall apply the internal laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with the applicable usages and terms of trade. Evidentiary questions shall be governed by the Federal Rules of Evidence. The arbitrator(s)' award shall be in writing and shall set forth the findings and conclusions upon which the arbitrator(s) based the award. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties hereto, and judgment on the award may be entered in any federal or state court sitting or located in the State of Illinois or in any other court having jurisdiction. The provisions of this Section 9.13 shall survive the termination of this Agreement.

              (b) In fulfilling his or her duties, the arbitrator(s) may consider such matters as, in the opinion of the arbitrator(s), are necessary or helpful to render an appropriate decision. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas.

              (c) A party hereto may seek and obtain from a court of competent jurisdiction a temporary restraining order, temporary injunction or other temporary emergency relief without first having to submit such dispute to arbitration.

         9.14 Termination.

              (a) This Agreement may, by notice given at any time prior to the Closing, be terminated:

                  (i) by the mutual written agreement of the Buyer, the Key Employees and the Sellers;

                  (ii) by either the Buyer, on the one hand, or the Sellers and the Key Employees, on the other, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 30 days following notice of such breach (or if such breach can not be reasonably cured within 30 days, that Sellers and/or Key Employees, as the case may be, are diligently pursuing the cure) or waived.

                  (iii) (a) by the Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such condition on or before the Closing or (b) by the Sellers and the Key Employees if any of the conditions in Article VI has not been satisfied as of the Closing Date, or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers and/or the Key Employees to comply with their respective obligations under this Agreement) and the Sellers have not waived such condition on or before the Closing Date.

                  (iv) by either the Buyer, on the one hand, or the Sellers and the Key Employees, on the other, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the earlier of (1) the eighth day after the closing of the BRS Transaction and (2) the fiftieth day after the Registration Statement Form S-4 relating to the BRS Transaction has been declared effective (the "Outside Termination Date") , or such later date as the parties may agree upon.

                  (v) by the Buyer, within five (5) days of the Sellers' delivery to the Buyer of the February Statements if the February Statements show any material adverse change to the financial condition or results of operations of Sellers since the November 30, 1997 unaudited financial statements.

              (b) Nothing in this Section 9.14 shall relieve any party of any liability for a material breach of this Agreement prior to the termination hereof.

         9.15 Public Announcement. Other than for the filing and mailing of Buyer's Proxy with respect to the BRS Transaction, in connection with governmental regulatory compliance or in connection with arranging any financing incident to the transaction contemplated by this Agreement, the Buyer, the Sellers and the Key Employees agree that there shall be no public announcement of this Agreement or the transactions contemplated hereby until after the Closing Date unless such an announcement is required by applicable law or has been approved in writing by the parties in advance of announcement. In the event that the Buyer is required to make an announcement prior to Closing, the Buyer shall draft such announcement and the Sellers and the Key Employees shall review it prior to release. The Sellers and the Key Employees shall raise any material objections within 24 hours, which the Buyer, acting in good faith, may incorporate into the announcement if appropriate.

Simultaneously with the execution of this Agreement, the Buyer and the Sellers shall issue a joint press release, in form and substance reasonably acceptable to the Buyer and the Sellers, regarding the execution of this Agreement.

         9.16 Confidentiality Agreement. Buyer and CH Medical have entered into a Confidentiality Agreement dated February 11, 1998 (the "Confidentiality Agreement") and the Sellers agree that the Confidentiality Agreement is not modified or amended by this Agreement, remains in full force and effect, and that CH Medical and all of its respective affiliates will comply with their respective obligations thereunder.

         9.17 Permitted Exceptions. The term "Permitted Exceptions" shall mean liens, taxes, assessments and other governmental charges not yet due and payable and statutory liens, mechanics', laborers and materialmen liens arising in the ordinary course of business for sums not yet due. The term "Permitted Exceptions" with respect to real property leasehold estates of the Sellers shall mean (a) statutory and contractual landlord liens under leases wherein the Seller is a Lessee thereof and not in default, (b) any and all matters of record in the jurisdiction where the real property is located including, without limitation, restrictions, reservations, covenants, conditions, oil and gas leases, mineral severances and liens, and (c) easements, rights-of-way, prescriptive rights, encroachments, protrusions, rights and party walls, and liens for taxes, assessments and other governmental charges not yet due; provided, however, such Permitted Exceptions shall not result in Buyer becoming liable for an Excluded Liability.

         9.18 Knowledge. Phrases referencing the "Sellers' knowledge" or "Key Employees' Knowledge" or the "Sellers' and Key Employees' knowledge" or phrases similar thereto in this Agreement shall mean facts and information within the actual knowledge of Key Employees or Frank Stover, as of the date a representation or warranty is made or is deemed repeated as of the Closing Date.

         9.19 Material Adverse Effects. Material Adverse Effect means any material adverse effect on the assets, liabilities, operations, business, results of operations, financial condition or prospects (other than changes in prospects arising from general economic conditions, general competitive occurrences, solely from acts or omissions of the Buyer or arising more than eighteen (18) months after the Closing) of the Business or the Acquired Assets or the Sellers or the Key Employees.

         9.20 Bulk Transfer Laws. The Buyer agrees to waive compliance with
Article 6 of the Uniform Commercial Code, relating to bulk transfers and bulk sales ("Bulk Transfer Laws"), as in effect in any relevant jurisdiction to the extent applicable to the transactions contemplated by this Agreement. Nothing contained herein shall waive the Sellers' right to cause compliance with Article 6 of the Bulk Transfer Laws in relevant jurisdictions, and the Buyer shall cooperate with compliance with Article 6 of the Bulk Transfer Laws and with executing related documents and instruments required for such compliance, provided, however, compliance with the Bulk Transfers Laws shall not delay the Closing. With regard to compliance with Bulk Transfer Laws in those jurisdictions which require giving notice to individual suppliers or creditors, the Sellers shall obtain Buyer's prior written consent to giving such notices pursuant to the applicable Bulk Transfer Laws and such consent will not be unreasonably withheld. Nothing contained herein shall waive the Sellers' right to obtain any tax clearance certificates, provided, however, obtaining such tax clearance certificates shall not delay the Closing.

         9.21 Tax Clearance Certificates. Sellers shall obtain tax clearance certificates from all states in which Sellers are, as of the date hereof, actively conducting sales and operations, with respect to payroll taxes and sales taxes as may be applicable in such state jurisdiction. Notwithstanding the foregoing, Sellers shall not be obligated to obtain tax clearance certificates of a particular state if, other than for payment of taxes due, such tax clearances are not reasonably obtainable or require an audit of Sellers' with respect to such state. Buyer will cooperate with Sellers efforts to obtain such tax clearance certificates. Such tax clearance certificates obtained pursuant to this section shall be obtained at the expense of Sellers. Sellers may obtain tax clearance certificates pursuant to this section both before and after the closing as may be determined by Sellers.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first above written.

         The Buyer:

         MEDIQ/PRN Life Support Services, Inc.


         By: /s/ Thomas E. Carroll
             ------------------------------
             Thomas E. Carroll
             Title:  President and Chief Executive Officer


         The Key Employees:


         /s/ Charles E. Hasty
         -----------------------------------
         Charles E. Hasty


         /s/ John A. Carbona
         -----------------------------------
         John A. Carbona



         The Sellers:


         CH INDUSTRIES, INC.


         By: /s/ Charles E. Hasty
             -------------------------------
         Title: President
                ----------------------------

         CH ADMINISTRATION, INC.


         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CH PRODUCTION, INC.


         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------


         CH MEDICAL, INC., d/b/a CH MEDICAL

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS OPERATIONS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - SACRAMENTO, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - OKLAHOMA CITY, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - MEMPHIS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS CHATTANOOGA, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - ATLANTA, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS PARTNERS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS MANUFACTURING,
         INC., f/k/a HUMANETICS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS OF TEXAS -
         AUSTIN, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS OF TEXAS -
         DALLAS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS INTERNATIONAL, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - TAMPA, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - FT. MYERS, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - MIAMI, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS SALES, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         SPECIAL CARE DELIVERY, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS AUSTIN, LTD.
         By: Cardio Systems of Texas -- Austin, Inc., its General Partner

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS DALLAS, LTD.
         By: Cardio Systems of Texas -- Dallas, Inc., its General Partner

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         SCD INDUSTRIES, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - KANSAS CITY, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS - CHICAGO, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------

         CARDIO SYSTEMS NORTH AMERICA
         DEALER CORPORATION, INC.

         By: /s/ John A. Carbona
             -------------------------------
         Title: President
                ----------------------------